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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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SIZMEK INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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September 24, 2015

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Sizmek Inc. (the "Company"), which will be held at the Four Seasons Hotel Austin, 98 San Jacinto Blvd, Austin, TX 78701, on November 3, 2015 at 10:00 a.m. local time.

        Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

        It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy by phone, via the Internet, or by completing, signing and dating the accompanying proxy card and returning it in the enclosed postage-paid envelope at your earliest convenience.

        On behalf of the Board of Directors, I would like to express our appreciation of your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Neil Nguyen Chief Executive Officer

SIZMEK INC.
500 West 5th Street
Suite 900
Austin, TX 78701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held November 3, 2015

        The Annual Meeting of Stockholders (the "Annual Meeting") of Sizmek Inc. (the "Company") will be held at the Four Seasons Hotel Austin, 98 San Jacinto Blvd, Austin, TX 78701, on Tuesday, November 3, 2015 at 10:00 a.m. local time for the following purposes:

  1.
  To elect seven directors to serve for a one-year term;

  2.
  To conduct an advisory vote on the Company's executive compensation;

  3.
  To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company's independent registered public accountants for 2015;

  4.
  To approve the amendment and restatement of the Company's 2014 Incentive Award Plan; and

  5.
  To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

        The foregoing is more fully described in the accompanying Proxy Statement. Only stockholders of record at the close of business on September 21, 2015, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. A list of such stockholders will be available at the Annual Meeting and at least ten days prior to the Annual Meeting during normal business hours at the Company's office located at 500 West 5th Street, Suite 900, Austin, TX 78701 for examination by any stockholder.

        Whether or not you plan to attend the Annual Meeting, please promptly give your proxy by telephone, via the Internet, or by completing, signing and dating the enclosed proxy card and returning it to the Company in the enclosed addressed and stamped envelope. You may revoke the proxy at any time before the proxy is exercised by delivering written notice of revocation to the Secretary of the Company, by delivering a subsequently dated proxy or by attending the Annual Meeting, withdrawing the proxy and voting in person.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on November 3, 2015. Our Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

By Order of the Board of Directors,
Neil Nguyen Chief Executive Officer

SIZMEK INC.
500 West 5th Street
Suite 900
Austin, TX 78701
(512) 469-5900

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 3, 2015

        These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Sizmek Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at the Four Seasons Hotel Austin, 98 San Jacinto Blvd, Austin, TX 78701, on Tuesday, November 3, 2015 at 10:00 a.m. local time and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). Shares represented by proxies given by telephone, via the Internet or by proxy card in the form enclosed will be voted at the Annual Meeting if the proxy is properly given to the Company before the Annual Meeting and not revoked. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by timely executing and delivering, by mail, Internet, telephone or in person a subsequently dated proxy or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. These proxy materials are first being furnished to stockholders on or about October 9, 2015.

PURPOSE OF MEETING

        At the Annual Meeting, stockholders will be asked to consider a proposal to elect seven directors to serve for one-year terms expiring at the Company's 2016 annual meeting, a proposal regarding an advisory vote on the Company's executive compensation, a proposal regarding the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company's independent registered public accountants for 2015, and a proposal regarding the approval of the amendment and restatement of the Company's 2014 Incentive Award Plan. The Board of Directors recommends that stockholders vote "FOR" the nominees for director, "FOR" the advisory approval of the Company's executive compensation, "FOR" the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company's independent registered public accountants for 2015, and "FOR" the approval of the amendment and restatement of the Company's 2014 Incentive Award Plan.

 VOTING RIGHTS AND SOLICITATION OF PROXIES

        The Company's common stock, $0.001 par value, is the only type of security whose holders are entitled to vote at the Annual Meeting. On September 21, 2015, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 29,581,725 shares of common stock outstanding. Each stockholder of record is entitled to one vote for each share of common stock held by such stockholder on the record date.

Quorum Required

        The Company's Bylaws provide that the holders of a majority of the common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

        Proposal One: Directors are elected by a plurality of the votes cast by holders of those shares present in person or represented by proxy at the Annual Meeting. The nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee's total.

        Proposal Two: Advisory approval of the Company's executive compensation requires the affirmative vote of a majority of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes). Abstentions and broker non-votes will not be treated as voting on the matter and thus, will not affect the outcome of the voting on the proposal.

        Proposal Three: Ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company's independent registered public accountants for 2015 requires the affirmative vote of a majority of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes). Abstentions and broker non-votes will not be treated as voting on the matter and thus, will not affect the outcome of the voting on the proposal.

        Proposal Four: Approval of the amendment and restatement of the Company's 2014 Incentive Award Plan requires the affirmative vote of a majority of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes). Abstentions and broker non-votes will not be treated as voting on the matter and thus, will not affect the outcome of the voting on the proposal.

        Other Matters: The Company's Bylaws and the listing rules of the NASDAQ Stock Market require the affirmative vote of a majority of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting for approval of any other matters properly brought before the Annual Meeting.

Proxies

        Whether or not you are able to attend the Company's Annual Meeting, you are urged to complete and return your proxy by mail, telephone or via the Internet. Proxies are being solicited by the Company's Board of Directors and will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted "FOR" the nominees for director, "FOR" the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company's independent registered public accountants for 2015, "FOR" the approval of the amendment and restatement of the Company's 2014 Incentive Award Plan, and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering written notice of revocation to the Secretary of the Company, by delivering, by mail, Internet, telephone or in person, a subsequently dated proxy or by attending the Annual Meeting, withdrawing the proxy and voting in person. Your attendance at the Annual Meeting will not constitute automatic revocation of the proxy. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders.

        Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies may be supplemented by solicitation by telephone, facsimile or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services.

        In addition to solicitations by use of the mail, proxies and voting instructions may be solicited by directors, officers and employees of the Company in person, by telephone or other means of communications.

        Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

PROPOSAL ONE: ELECTION OF DIRECTORS

        The Company currently has seven directors. Directors will be elected annually at each annual meeting of stockholders of the Company. The persons whose names are listed below have been recommended by the Nominating & Corporate Governance Committee and nominated for election as director by the Board of Directors. A nominee, if elected, will serve until the annual meeting in 2016 or until his or her successor has been elected and qualified.

        The following table sets forth information with respect to those persons who serve on Sizmek's Board of Directors, and is followed by biographies of each such director. Messrs. Ginsburg, Gutierrez, Harris, Klein, Moore, Nguyen and Recht serve on Sizmek's Board of Directors.

        The Board of Directors' nominees for election as directors for a one-year term expiring at the Company's 2016 annual meeting are as follows:

Name	Age	Title(s)
Scott K. Ginsburg	62	Director
Xavier A. Gutierrez(2)	42	Director
John R. Harris(3)	66	Director
Adam Klein(1)(3)	64	Director
Cecil H. Moore Jr.(1)	76	Director
Neil H. Nguyen	41	President and Chief Executive Officer and Director
Stephen E. Recht(1)(2)	63	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee

(3)
Member of the Nominating & Corporate Governance Committee

        Scott K. Ginsburg has served as a Director of the Company since November 2013. Mr. Ginsburg joined Digital Generation, Inc. ("DG") in December 1998 as Chairman of the Board and assumed the additional role of Chief Executive Officer in November 2003. In 2012, Mr. Ginsburg assumed the new role of Executive Chairman. From 1971 until 1975, Mr. Ginsburg worked in the U.S. Congress for two Iowa Congressmen. From 1975 until 1981, Mr. Ginsburg worked as Staff Director and later as Staff Director and General Counsel of the U.S. Senate Labor's Subcommittee on Employment, Poverty and Migratory Labor. He also worked for the U.S. Senate Subcommittee on Social Security and Medicare. In the early 1980s, Mr. Ginsburg turned to private industry and, in 1983, founded radio broadcasting concern Statewide Broadcasting. In 1987, Mr. Ginsburg co-founded H & G Communications. In 1988, Mr. Ginsburg established Evergreen Media Corporation, and took the company public in 1993. He served as Chairman of the Board and Chief Executive Officer at Evergreen. In 1997, Evergreen Media Corporation merged with Chancellor Broadcasting to form Chancellor Media Corporation, which became AMFM, Inc. Mr. Ginsburg served as Chancellor's Chief Executive Officer and was also a director. From 1987 until 1998, the radio group headed by Mr. Ginsburg moved from the 25th ranked radio group to the top billing radio group in the United States. Separately, Mr. Ginsburg founded the Boardwalk Auto Group ("Boardwalk") in Dallas in 1998. Between 1998 and 2005, Porsche, Audi, Volkswagen, Ferrari, Maserati and Lamborghini were put into the dealership group. In 2009, Boardwalk acquired the Ferrari and Maserati dealership in San Francisco. In 2012, Boardwalk sold its Audi, Porsche, and three Volkswagen stores in the Dallas area. Mr. Ginsburg earned a B.A. from George Washington University in 1974 and a J.D. from Georgetown University Law Center in 1978.

        Mr. Ginsburg's qualifications to serve on our Board of Directors include:

  •
  service as the Chairman of the Board and Chief Executive Officer of DG, Chancellor Media Corporation, AMFM, Inc. and Evergreen Media providing the Board a broad perspective of someone with an understanding of all facets of a global media enterprise, including direct responsibility for strategic planning and operations and corporate governance items;

  •
  extensive knowledge of and experience in the advertising and media industry and its participants, as well as a deep understanding of operations in political and regulatory environments;

  •
  vast expertise in corporate strategy development, mergers and acquisitions proficiency, and organizational acumen;

  •
  valuable financial expertise, including extensive experience with capital market transactions and both equity and debt capital raises;

  •
  experience leading and directing large media businesses, informing his judgment and risk assessment as a Board member; and

  •
  background as an attorney, and his previous role in government and as founder and sole-proprietor of several auto dealerships, providing a unique perspective to the Board.

        Xavier A. Gutierrez has served as a Director of the Company since February 2014. Mr. Gutierrez currently serves as the Chair of our Compensation Committee. Since December 2010, Mr. Gutierrez has served as Chief Investment Officer of Meruelo Group, a privately held, diversified management company, and as the President and Chief Investment Officer of Meruelo Investment Partners, the investment affiliate of Meruelo Group. Mr. Gutierrez oversees both public and private equity investment and acquisitions for Meruelo Group, and is responsible for deal origination, underwriting, execution, and capital sourcing. He also leads the strategic management of Meruelo Group's thirty-plus companies across seven different industries. Since July 2014, Mr. Gutierrez has also served on the Board of Directors of Commercial Bank of California, a full-service community bank headquartered in Costa Mesa, California. Additionally, since December 2014 Mr. Gutierrez has also served on the Board of Directors of NCAL Bancorp, a national bank-holding company and its commercial bank affiliate, National Bank of California, headquartered in Los Angeles, California. Mr. Gutierrez has also served as the independent Trustee and Chairman of the Board of Trustees for the Aspiration Flagship Fund, a publicly traded multi-alternative mutual fund, since January 2015. Furthermore, Mr. Gutierrez has served on the Board of Directors for the United States Hispanic Chamber of Commerce, the non-profit organization representing the 3.2 million Latino-owned businesses in the United States, since July 2014. From August 2003 until November 2010, Mr. Gutierrez served as Principal and Managing Director with Phoenix Realty Group, a real estate private equity firm managing approximately $1 billion in institutional capital. In addition, he has held positions with Latham & Watkins, Lehman Brothers and the National Football League in a 15+ year career focused on investment management, finance, business development, law, and the institutional capital markets. Mr. Gutierrez received his AB cum laude from Harvard College, and his J.D. from Stanford Law School.

        Mr. Gutierrez's qualifications to serve on our Board of Directors include:

  •
  possesses valuable financial expertise, including extensive experience with capital markets transactions and acquisitions;

  •
  extensive knowledge and experience of over 15 years in investment and strategic management across multiple industries;

  •
  experience in several areas of business including business development, law, finance and investment management provides additional focus and insight to the Board of Directors; and

  •
  day to day leadership, as current President and Chief Investment Officer of Meruelo Group, provides him with significant knowledge of operational and management issues.

        John R. Harris has served as a Director of the Company since November 2013. Mr. Harris currently serves as the Chairman of the Board of Directors for Sizmek and as a member of our Nominating & Corporate Governance Committee. Mr. Harris has been a member of the Board of Directors of DG since November 2010 and previously served as the Chair of the Compensation Committee for DG. Since January 2013, Mr. Harris has been an operating partner with Glendon Todd Capital. From January 2011 through December 2012, Mr. Harris was CEO of the Glendon Todd Portfolio Company (in which he was also an investor), Chemical Information Services, an information service company serving the chemical and pharmaceutical industry. Mr. Harris served as President and CEO of eTelecare Global Solutions, Inc., a technology based services company listed on NASDAQ, from 2006 through its acquisition in 2009. Previously, Mr. Harris served as President and Chief Executive Officer of Seven Worldwide, a technology-based services company, from 2003 until its acquisition in 2005, as President and Chief Executive Officer of Delinea Corporation, a technology-based services company, from 2002 to 2003, and as President and Chief Executive Officer of Exolink Corporation, a technology company, from 2001 to 2002. From 1973 to 1999, Mr. Harris held a variety of positions, including group vice president and corporate officer, with Electronic Data Systems Corporation, or EDS, a provider of IT services (now a part of Hewlett-Packard, a New York Stock Exchange ("NYSE") listed company). Mr. Harris holds a B.B.A. and a M.B.A. from the University of West Georgia. Mr. Harris is currently a director of Premier Global Services, a NYSE listed company, The Hackett Group, a NYSE listed company, and Mobility Holdings, an over-the-counter bulletin board company. Mr. Harris also previously served as a director of StarTek, a NYSE listed company, inVentiv Health, a NASDAQ listed company and Banctec (privately held).

        Mr. Harris's qualifications to serve on our Board of Directors include:

  •
  extensive experience having served on public company boards as chairman and member of audit, compensation and governance board committees, resulting in familiarity with corporate governance and board functions;

  •
  extensive experience as a Chief Executive Officer of several rapidly growing technology companies, including leading a billion-dollar business unit focused on the communications,

    media and entertainment industries, and in-depth management experience that will help the Board of Directors address the challenges the Company faces due to constant changes in IT capabilities and communications;

  •
  extensive experience with companies operating internationally; and

  •
  even temperament and ability to communicate and encourage discussion, together with his experience as an independent director of other publicly-traded company boards on which he serves.

        Adam Klein has served as a Director of the Company since February 2014. Dr. Klein currently serves as a member of our Audit Committee and the Chair of our Nominating & Corporate Governance Committee. Dr. Klein was a consultant on strategic planning for the CEO of DG and members of its executive team in 2013. Dr. Klein has been the CEO of Media Leader LLC, a leadership and innovation consulting company based in New York, since he founded the company in January 2007. From August 2009 until March 2013, Dr. Klein served as President and CEO of eMusic Inc., a leading online music provider. Since 2009, Dr. Klein has served as an Adjunct Professor at the Graduate School of Journalism at Columbia University. From 2003 until 2008, Dr. Klein served in both management and consulting roles at several technology companies. From 2001 to 2003, he served as lead partner in the Media Practice of Booz Allen Hamilton, a leading management and technology consulting firm, and from 1996 to 2000 he served as an Executive Vice President of the Hasbro Corporation, an international toy and board game company. Dr. Klein attended University of Witwatersrand as an undergraduate in South Africa and holds an MBA and DBA from Harvard Business School.

        Dr. Klein's qualifications to serve on our Board of Directors include:

  •
  seasoned executive with more than 20 years of innovative strategic management experience, specializing in changes in digital media and technology;

  •
  possesses valuable practical leadership, strategic consulting and academic experience;

  •
  previous experience serving on private company boards, resulting in significant understanding of corporate and board functions; and

  •
  day-to-day leadership, as president of numerous technology companies, provides him with valuable knowledge of operations and business challenges.

        Cecil H. Moore Jr. has served as a Director of the Company since February 2014. Mr. Moore currently serves as the Chair of our Audit Committee. Mr. Moore also served as a member of the Board of Directors of DG from June 2011 until the spin-off of Sizmek from DG in February 2014 and served as the Chair of the Audit Committee for DG. Mr. Moore has served as a director, since 2003, of each of Kronos Worldwide, Inc. and NL Industries, Inc., both of which are listed on the NYSE. Mr. Moore is a member of the Audit Committee for each of those two companies, serving as Chairman of the Audit Committee of Kronos Worldwide, Inc. In addition, Mr. Moore is an "audit committee financial expert" for all of these boards. From 2003 to 2009, Mr. Moore served as a director and Chairman of the Audit Committee of Perot Systems, Inc. until it was acquired by Dell, Inc. in late 2009. In 2000, Mr. Moore retired from KPMG LLP after a 37-year career where he served in various capacities with the public accounting firm. During the last 10 years of his career at KPMG LLP, Mr. Moore was the Managing Partner of the Dallas/Fort Worth business unit, served as Southwest/Dallas Area Managing Partner, was elected to KPMG's U.S. Board of Directors and served on the firm's Management Committee. Prior to that time, Mr. Moore was partner-in-charge of the Dallas office audit practice for 12 years. During his career at KPMG, Mr. Moore worked with some of the largest public and private companies in Dallas, as an international liaison partner for numerous countries in the Middle East and India, and traveled extensively to those and other countries on client and KPMG business. Mr. Moore also served on numerous not-for-profit boards, including North Texas Commission, Circle Ten Boy Scouts of America, Dallas Opera, Dallas Citizens Council, United Way, and Dallas Chapter of Texas Society of CPAs. Mr. Moore has received numerous awards, including the Henry Cohen Humanitarian award and the Boy Scouts' Silver Beaver award. Earlier in his career, Mr. Moore co-authored a major oil and gas accounting book, and served on the United States Securities and Exchange Commission (the "SEC") and Financial Accounting Standards Board Task Forces for oil and gas accounting. Currently, Mr. Moore is a frequent speaker and panel participant on board and audit committee matters for the "Big 4" accounting firms and various law firms. Mr. Moore holds a B.B.A. and a Bachelor of Accountancy from Baylor University.

        Mr. Moore's qualifications to serve on our Board of Directors include:

  •
  extensive experience serving on public company boards and membership on board committees, resulting in familiarity with corporate and board functions;

  •
  extensive experience with public and financial accounting matters for complex business organizations;

  •
  financial expertise that will bring valuable experience to the Board of Directors and assist the Company with its global expansion and operational improvement initiatives; and

  •
  even temperament and ability to communicate and encourage discussion, together with his experience as an independent director of other publicly-traded company boards on which he serves.

        Neil H. Nguyen currently serves as Sizmek's Chief Executive Officer and President, and as a Director. Mr. Nguyen joined DG as Executive Vice President of Sales and Operations in March 2005. In 2009 he was promoted to President and Chief Operating Officer and in December 2009 he was appointed as a member of the DG Board of Directors. In January 2012, Mr. Nguyen was promoted to Chief Executive Officer and President. Prior to joining DG, from 1998 to 2002 Mr. Nguyen served as President of Point.360's MultiMedia Group, and from 2003 to 2005 served in various senior management roles at FastChannel Network, including Executive Vice President, Strategic Planning and Vice President Global Sales and Business Development. Mr. Nguyen received a B.S. from California State University, Northridge.

        Mr. Nguyen's qualifications to serve on our Board of Directors include:

  •
  broad sales and marketing experience with various media companies, as well as executive leadership and management experience;

  •
  extensive knowledge of and experience in the advertising and media industry and its participants, as well as a deep understanding of operations in the advertising industry; and

  •
  day-to-day leadership as Chief Executive Officer and President of DG, providing him with intimate knowledge of Sizmek's operations

        Stephen E. Recht has served as a Director of the Company since February 2014. Mr. Recht currently serves as a member of our Audit and Compensation Committees. He is also Chief Financial Officer of Aconex, Ltd, a publicly traded company on the Australian Securities Exchange. Mr. Recht guided the Aconex, Ltd initial public offering of stock in 2014. Mr. Recht has 30 years of diverse operating and financial experience as a Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for venture-backed private and public companies. He has held senior financial and operations roles at noteworthy private and public companies, including Shutterfly and NetGravity Corporation. Previously, Mr. Recht was CFO at Shutterfly and NetGravity where he guided the initial public offerings of those companies in 2006 and 1998, respectively. At NetGravity, Mr. Recht held a range of financial responsibilities and was closely involved in the $525 million merger with Doubleclick in 1999.

        Mr. Recht's qualifications to serve on our Board of Directors include:

  •
  extensive diverse operating and finance experience as Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for venture-backed private and public companies;

  •
  previous experience in senior financial and operations roles at private and public companies, helping to guide those companies through various transactions;

  •
  financial expertise that is valuable to the Board of Directors and will assist the Company with its global expansion and operational improvement initiatives; and

  •
  ability to communicate and encourage discussion in the boardroom.

 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR THE BOARD OF DIRECTORS.

Executive Officers

        The following table sets forth information regarding the individuals who serve as Sizmek's executive officers, followed by biographies of each such executive officer (except Mr. Nguyen, whose biography is provided above).

Name	Age	Title(s)
Neil H. Nguyen	41	President and Chief Executive Officer and Director
Kenneth J. Saunders	54	Executive Vice President, Chief Financial Officer and Corporate Secretary
Elizabeth Ritzcovan	39	Global Chief Revenue Officer

        Kenneth J. Saunders serves as Sizmek's Chief Financial Officer. Mr. Saunders joined Sizmek in October 2014. Prior to joining Sizmek, Mr. Saunders served as a partner of Black Dragon Capital since March 2013, and previously served as Chief Financial Officer of two of Black Dragon Capital's portfolio companies. Prior to joining Black Dragon Capital, Mr. Saunders served as Chief Financial Officer of BeyondTrust Software, an IT security solutions company, from September 2010 to March 2013. Before that, he served as Chief Financial Officer of three NASDAQ-listed companies, Bazaarvoice, Inc., Open Solutions, Inc. and Peregrine Systems, Inc. and one NYSE-listed company, Fair Isaac Corporation. Mr. Saunders also currently serves on the board of directors of Fortress Risk Management and the board of managers of Payveris LLC. He began his career at Arthur Andersen & Co. Mr. Saunders is a Certified Public Accountant and holds a B.S. in Accounting and Finance from Widener University.

        Elizabeth Ritzcovan serves as Sizmek's Global Chief Revenue Officer. She joined Sizmek in December 2014 from multi-brand media company Parade Media Group, where she served from February 2013 to December 2014 as Chief Revenue Officer. From March 2011 to February 2013, she served as Vice President of Marketing Solutions at Yahoo!, leading the company's sales, marketing and creative teams. Prior to that, she served at Time Inc. from January 2010 to March 2011 as Vice President of Corporate Sales and Client Services, Digital, and from September 2008 to January 2010 as a member of the Corporate Sales & Marketing team. From August 2006 to September 2008, Ms. Ritzcovan was a Global Group Director at brand consultancy Interbrand. She earned her B.A. from University of New York at Potsdam and is currently based in Sizmek's New York office.

Corporate Governance

        Sizmek is committed to conducting its business in accordance with the highest level of ethical and corporate governance standards. The Board of Directors of Sizmek expects to periodically review its corporate governance practices and take other actions to address changes in regulatory requirements, developments in governance best practices and matters raised by stockholders. The following describes some of the actions Sizmek takes to help ensure that Sizmek's conduct earns the respect and trust of stockholders, customers, business partners and employees.

  Board Composition and Director Independence

        Sizmek's Board of Directors consists of seven members, a majority of whom satisfy the independence standards established by the applicable rules of the SEC and NASDAQ.

        Sizmek has made a determination as to the independence of each nominee for director prior to his or her nomination for election to the Board of Directors. A determination of independence means, in addition to satisfying the applicable rules of the SEC and NASDAQ, that the director (i) is not an officer or employee of Sizmek or any of our subsidiaries and (ii) does not have any direct or indirect relationship with us that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Messrs. Gutierrez, Harris, Klein, Moore and Recht is independent from our management and is an "independent director" as defined under the rules of the SEC and NASDAQ.

  Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Sizmek's Corporate Governance Guidelines, along with its Code of Business Conduct and Ethics, applies to its directors, officers and employees. Copies of Sizmek's Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on its website at www.sizmek.com by clicking first on "About Us," then on "Investor Relations," then on "Corporate Governance." Sizmek will also provide a copy of its Corporate Governance Guidelines and/or its Code of Business Conduct and Ethics, without charge, to any stockholder who so requests in writing to Sizmek's Corporate Secretary, Sizmek Inc., 500 West 5th Street, Suite 900, Austin, TX 78701.

        Although our Corporate Governance Guidelines provide that a director who has achieved the age of 75 shall not stand for election for another term, the Board of Directors has carefully considered Mr. Moore's past contributions and service on the Boards and as Chair of the Audit Committees of Sizmek and DG, as well as his experience and desire to continue to serve, in determining to make an exception in Mr. Moore's case for the upcoming Annual Meeting. The Board of Directors may consider additional exceptions where appropriate in future years.

        We intend to satisfy the disclosure requirements under the Securities and Exchange Act of 1934, as amended, regarding an amendment to or waiver from a provision of our Code of Business Conduct and Ethics by posting such information on our website.

  Board of Directors Leadership Structure and Risk Oversight

        Mr. Nguyen, Sizmek's President and Chief Executive Officer, serves the Board of Directors as a management representative on the Board of Directors. Sizmek believes this is important to make information and insight directly available to the non-management directors in their deliberations. The Board of Directors has determined to separate the Chairman and Chief Executive Officer roles.

        Mr. Harris, an independent director, serves as Sizmek's Chairman of the Board of Directors. See "—Board Composition and Director Independence" for additional information regarding our Board of Directors leadership structure.

        Sizmek believes that risk oversight is the responsibility of the Board of Directors as a whole but may assign certain risk oversight to one or more of its committees. The Board of Directors and/or the Committees of the Board of Directors will periodically review the processes established by management to identify and manage risks and communicate with management about these processes.

  Communication with Directors

        Stockholders and other interested persons may communicate with Sizmek's Board of Directors and the non-management directors by writing to the Board of Directors of Sizmek, care of its Corporate Secretary, Sizmek Inc., 500 West 5th Street, Suite 900, Austin, TX 78701. The Board of Directors has delegated responsibility for initial review of stockholder communications to the Company's Corporate Secretary. In accordance with the Board of Directors' instructions, the Corporate Secretary will forward the communication to the director or directors to whom it is addressed, except for communications that are (1) advertisements or promotional communications; (2) solely related to complaints by users with respect to ordinary course of business customer service and satisfaction issues or (3) clearly unrelated to our business, industry, management or Board of Directors or committee matters. In addition, the

Corporate Secretary will make all communications available to each member of the Board of Directors at the Board of Directors' next regularly scheduled meeting.

  Procedures for Approval of Related Person Transactions

        While Sizmek generally does not expect to engage in transactions with related persons, including its senior executive officers or directors, Sizmek's Board of Directors has adopted policies and procedures regarding transactions with related persons. Such transactions are subject to review and approval by the Audit Committee in accordance with Sizmek's policies and procedures. See "Certain Relationships and Related Transactions, and Director Independence—Certain Relationships and Related Transactions" below.

Committees of the Board of Directors

        Sizmek's Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee. None of the directors who serve as members of the Audit Committee, the Compensation Committee or the Nominating & Corporate Governance Committee are employees of the Company or any of its subsidiaries.

  Audit Committee

        The Audit Committee is a separately designated audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors has determined that the composition of the Audit Committee complies with the rules of the SEC and NASDAQ. The Audit Committee meets at least quarterly and assists the Board of Directors in fulfilling its oversight responsibilities. The primary functions of the Audit Committee consist of:

  •
  selecting and engaging an independent registered public accounting firm ("independent auditors") and determining the independent auditors' compensation;

  •
  overseeing the work of the independent auditors and Sizmek's internal audit activities;

  •
  approving in advance all services to be provided by, and all fees to be paid to, the independent auditors, who report directly to the Audit Committee;

  •
  reviewing with management and the independent auditors the audit plan and results of the auditing engagement; and

  •
  reviewing with management and the independent auditors the quality and adequacy of Sizmek's internal control over financial reporting.

        The Audit Committee operates under the Charter of the Audit Committee of the Board of Directors, adopted by Sizmek's Board of Directors, which describes the Audit Committee's responsibilities, authority and resources in greater detail. The Audit Committee Charter is posted on Sizmek's website at www.sizmek.com.

        The Audit Committee is composed solely of directors who are not officers or employees of the Company and who the Company believes have the requisite financial literacy to serve on the Audit Committee, have no relationship to the Company that might interfere with the exercise of their independent judgment, and meet the standards of independence for members of an audit committee under the rules of the SEC and under the rules of NASDAQ.

        Messrs. Moore (Chair), Klein and Recht are the current members of the Audit Committee. The Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Moore, the Chair of the Audit Committee, is an "audit committee financial expert" as that term is defined by the SEC.

  Compensation Committee

        The Board of Directors has determined that the composition of the Compensation Committee complies with the rules of the SEC and NASDAQ. The primary functions of the Compensation Committee consist of:

  •
  determining, or recommending to the Board for determination, the compensation of the chief executive officer and all other executive officers of the Company;

  •
  granting awards and approving payouts under Sizmek's equity plans and its annual executive incentive plan;

  •
  approving changes to Sizmek's compensation plans;

  •
  reviewing and recommending compensation for members of the Sizmek Board of Directors;

  •
  overseeing the succession planning and management development programs; and

  •
  supervising the administration of Sizmek's compensation plans.

        The Compensation Committee operates under the Charter of the Compensation Committee of the Board of Directors, adopted by Sizmek's Board of Directors, which describes the Compensation Committee's responsibilities, authority and resources in greater detail. The Compensation Committee Charter is posted on Sizmek's website at www.sizmek.com.

        Messrs. Gutierrez (Chair) and Recht are the current members of the Compensation Committee. All current members of the Compensation Committee are "independent directors" as defined under the rules of the SEC and NASDAQ.

  Nominating & Corporate Governance Committee

        The Board of Directors has determined that the composition of the Nominating & Corporate Governance Committee complies with the rules of the SEC and NASDAQ. The primary functions of the Nominating & Corporate Governance Committee consist of:

  •
  reviewing and interviewing qualified candidates to serve on the Board of Directors;

  •
  making recommendations to the full Board of Directors for nominations to fill vacancies on the Board of Directors;

  •
  selecting the nominees for director to be elected by the Company's stockholders at each annual meeting; and

  •
  overseeing the annual self-evaluation of the Board of Directors and its Committees.

        The Nominating & Corporate Governance Committee operates under the Nominating & Corporate Governance Committee Charter, adopted by Sizmek's Board of Directors, which describes the Nominating & Corporate Governance Committee's responsibilities, authority and resources in greater detail. The Nominating & Corporate Governance Committee Charter is posted on Sizmek's website at www.sizmek.com.

        Messrs. Klein (Chair) and Harris are the current members of the Nominating & Corporate Governance Committee.

        The Nominating & Corporate Governance Committee takes into account all factors it considers appropriate in fulfilling its responsibilities to identify and recommend individuals to the Board of Directors as director nominees. Those factors may include, without limitation, the following:

  •
  personal and professional integrity, ethics, diversity and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly-held company, and a general understanding of marketing, finance, compensation, and other elements relevant to the success of a publicly-held company in today's business environment;

  •
  experience in the Company's industry and with relevant social policy concerns;

  •
  experience as a board member of another publicly-held company;

  •
  academic expertise in an area of the Company's operations; and

  •
  practical and mature business judgment, including ability to make independent analytical inquiries.

        The Nominating & Corporate Governance Committee may use multiple sources for identifying and evaluating nominees for directors, including referrals from the Company's current directors and management as well as input from third parties, including executive search firms retained by the Nominating & Corporate Governance Committee. The Nominating & Corporate Governance Committee will obtain background information about candidates, which may include information from directors' and officers' questionnaires and background and reference checks, and will then interview qualified candidates. The Company's other directors will also have an opportunity to meet and interview qualified candidates. The Nominating & Corporate Governance Committee will then determine, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board of Directors.

        The Nominating & Corporate Governance Committee will consider qualified nominees recommended by stockholders, who may submit recommendations to the Nominating & Corporate Governance Committee pursuant to the process as outlined in Section 2.5 of the Company's Bylaws. To be considered by the Nominating & Corporate Governance Committee, a stockholder nomination must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by the Company's stockholders will be evaluated in the same manner as any other nominee for director.

Attendance at Meetings of the Board of Directors and Committees

        During 2014, the Board of Directors of Sizmek held 20 meetings, the Audit Committee held seven meetings, the Compensation Committee held six meetings, and the Nominating & Corporate Governance Committee held no meetings. During 2014 each incumbent director attended at least 75% of the aggregate number of meetings held by the Board of Directors and by the committees of the Board of Directors on which such director served. Attendance at meetings may be either telephonic or in person.

Attendance at Annual Meetings

        The Company does not maintain a formal policy for attendance by directors at annual meetings of shareholders. However, each person who served as a director during 2014 attended the annual meeting of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

        The members of the Board of Directors, the executive officers of Sizmek and persons who hold more than 10% of Sizmek's outstanding common stock have been subject to the reporting requirements of Section 16(a) of the Exchange Act since Sizmek became a publicly traded company on February 7, 2014, which require them to file reports with respect to their ownership of Sizmek's common stock and their transactions in such common stock. Based upon (i) the copies of Section 16(a) reports that Sizmek received from such persons for transactions in Sizmek's common stock since February 7, 2014 and their common stock holdings and (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them since February 7, 2014, Sizmek believes that, for the year ended December 31, 2014, all reporting requirements under Section 16(a) were met in a timely manner by its officers, Board members and greater than 10% shareholders.

PROPOSAL TWO: ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), the Company's stockholders are entitled to vote at the Annual Meeting to provide advisory approval of the compensation of the Company's Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers' compensation. This vote is not intended to address any specific item of compensation, but rather the overall total compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company or the Board of Directors.

        As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, the Company's executive compensation program is designed to attract and retain superior employees in key positions to enable our Company to succeed in the highly competitive market for talent, while simultaneously aligning actual pay to stockholder returns. We intend to provide a competitive target compensation package to our executives, tie a significant portion of pay to performance and utilize programs that align the interests of our executives with those of our stockholders. The Compensation Committee and the Board of Directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and appropriately aligned with our Company performance and the performance of our executives. We urge stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, which describes in detail how the Company's executive compensation policies and procedures operate and are intended to operate in the future.

        We are asking the Company's stockholders to indicate their support for the advisory approval of the Company's executive compensation as described in this Proxy Statement. Accordingly, we ask that our stockholders vote "FOR" the following resolution:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the Company's executive compensation as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure."

        While this advisory vote is non-binding, the Company's Board of Directors values the opinions that stockholders express in their votes and will, as a matter of good corporate practice, take into account the outcome of the vote when considering future compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS
VOTE "FOR" THE ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE
COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

        Effective February 7, 2014, the business conducted by Sizmek was separated from Sizmek's predecessor company, Digital Generation, Inc., DG or our Former Parent. Throughout this Compensation Discussion and Analysis ("CD&A"), we refer to this separation as the spin-off, the period before the spin-off as pre-spin-off and the period after the spin-off as post-spin-off. Pre-spin-off, Sizmek was not an independent company and each of the NEOs (as defined below) was employed by our Former Parent or its subsidiaries. Decisions as to the compensation of the NEOs prior to the spin-off were made by our Former Parent. Following the spin-off, our Compensation Committee has determined the Company's executive compensation for the NEOs. In this CD&A, we refer to the Compensation Committee of our Former Parent as the "Former Parent Compensation Committee" and the Compensation Committee of Sizmek as "our Compensation Committee." This CD&A describes the compensation programs established by our Former Parent pre-spin-off to the extent they are relevant to an understanding of the compensation paid to the NEOs by our Former Parent during 2014 pre-spin-off, but will focus on the compensation programs approved by our Compensation Committee for the post-spin-off portion of 2014 and beyond.

        The information contained in this CD&A and the executive compensation disclosures below is provided for the individuals who were our named executive officers for 2014, who we refer to collectively as the "NEOs":

  •
  Neil H. Nguyen, President and Chief Executive Officer,

  •
  Kenneth J. Saunders, Chief Financial Officer,

  •
  Elizabeth Ritzcovan, Global Chief Revenue Officer,

  •
  Sean Markowitz, Former General Counsel and Corporate Secretary,*

  •
  Craig Holmes, Former Executive Vice President and Chief Financial Officer, and

  •
  Andy Ellenthal, Former Executive Vice President—Global Sales.

Executive Summary—Sizmek Executive Compensation Following the Spin-Off

        As a newly independent public company since the spin-off on February 7, 2014, we have had the opportunity to redesign our executive compensation objectives, policies, practices and programs for the businesses we are in and to align with the strategic mission of our Company. We designed our compensation programs and practices to drive financial performance and senior management focus on our business strategy. Our new programs and practices are intended to reward superior corporate performance and provide long-term incentives to employees in roles critical to our future.

  Guiding Principles

        Our objective is to provide a total compensation package that is competitive and that allows for significant upside when superior performance is achieved and less than target when performance is below expectations. Our Compensation Committee has set the following guiding principles for the development and implementation of our new rewards programs and took specific actions in 2014 to align to these principles:

  •
  Compensation Should be Market Competitive

*
On May 1, 2015, Mr. Markowitz resigned from Sizmek.

  •
  Compensation Should Support Our Business Strategy

  •
  Compensation Should Reward Relative to Performance

  •
  Compensation Should be Aligned with Stockholder Interests

  Executive Compensation Practices at a Glance

        Our Compensation Committee has adopted a number of practices and policies since the spin-off designed for a company our size and the marketplace in which we compete, all to create an executive compensation program that furthers these objectives and continues to place a significant emphasis on "at risk" compensation.

WHAT WE DO		WHAT WE DO NOT DO
✓	Pay for Performance: We link pay to performance and stockholder interests by heavily weighting total target direct compensation to the achievement of strong stock price performance and a balanced mix of performance metrics established in advance by our Compensation Committee. We believe this is essential to creating a culture of pay-for-performance.	×	No "Single Trigger" Severance Payments: We do not have "single trigger" severance payments owing solely on account of the occurrence of a change of control event.
✓
	Approximately 70% of Equity Awards in the Form of Performance Awards: Approximately 70% of long-term incentive awards granted to our full-time senior executives during 2014 were in the form of performance awards, consisting of stock options, which vest on the basis of time but by their very nature are performance-based, and performance-based RSUs, which vest based solely on the company's performance over various performance periods.	×	No Tax Gross-Ups: We do not provide tax gross-ups for "excess parachute payments."
✓
	Target Pay at the Median Level: We generally target all components of pay to be at or near the median level of our peer group and allow performance to determine actual or realized pay. Actual pay may be above or below the target median based on performance.	×	No Guaranteed Base Salary Increases: We do not provide guaranteed base salary increases.
✓
	Independent Compensation Advisors: The Compensation Committee selects and engages its own independent advisors. Our Compensation Committee engaged a new independent compensation consultant following the spin-off.	×	No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual bonus plan.

WHAT WE DO		WHAT WE DO NOT DO
✓	Thoughtful Peer Group Analysis: The Compensation Committee reviews external market data when making compensation decisions and reviews our peer group with its independent compensation consultant.	×	No Re-Pricing or Discounted Options / SARs: We do not re-price underwater awards and do not provide discount stock options or stock appreciation rights.
✓	Thorough Compensation Risk Assessment: The Compensation Committee conducts an annual assessment of the company's executive and broad-based compensation programs to ensure prudent risk management.	×	No Dividends Paid or Accrued on Performance Units Prior to Vesting or Upon Settlement
✓
	Post-Vesting Stock Ownership Guidelines: Executives may not sell shares of our common stock in any calendar year in excess of 20% of the total value of their individual holdings (other than sales for the purpose of satisfying tax obligations).	×	Limited Perquisites: We provide limited perquisites to the NEOs.
✓
Stock Ownership Guidelines: Executives are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (5x for the CEO, 4x for the CFO and 3x for other named executive officers).
✓
Independent Compensation Committee: Compensation Committee members satisfy the Nasdaq independence standards, are "non-employee directors" under SEC rules and satisfy the requirements of an "outside director" for purposes of the Internal Revenue Code.

  2014 Post-Spin-Off Pay Decisions at a Glance

        Our executive compensation program generally targets total target direct compensation at the median market practices of our post-spin-off peer group (as described below) through designs that reward Company and individual performance. Our Compensation Committee has discretion to set individuals' total compensation above or below the median market levels for strategic positions when the value of the role and the individual's experience, performance and specific skill set justifies variation.

  •
  Emphasis on Performance-Based Compensation.  The majority of our target total compensation will be in the form of variable or incentive compensation, comprised of annual incentive bonuses and long-term incentive awards, which aligns executive compensation with stockholder interests by tying a significant majority of total direct compensation to the achievement of performance goals or stockholder returns. For 2014, variable or incentive compensation made up at least 50% or more of each of the NEOs' total target compensation.

  •
  Use of Appropriate Comparable Company Information to Set Target Compensation Levels:  Following the spin-off, significant attention was given by our Compensation Committee, with the assistance of its new independent compensation consultant, to the selection of our post-spin-off peer group for executive compensation purposes that is better focused on our Company's relative size and business than that of our Former Parent's peer group. The Compensation Committee accepts that there are multiple ways to determine appropriate comparator companies as well as analyze pay decisions versus performance and believes the peer group used by the Compensation Committee during 2014 was appropriate. The Compensation Committee will continue to review the peer group annually. The 2014 peer group mainly consists of companies in the media services, telecommunications, and internet services industries whose median size is comparable to Sizmek. We conducted extensive analysis and evaluation of each company selected to ensure the strongest matches relative to our business. We feel this further strengthens the validity of the selected peer group companies to protect stockholders' interests. Please see page 23 for further details on the 2014 post-spin-off peer group used by our Compensation Committee.

  •
  Base Salaries:  The market medians relative to our post-spin-off peer group were used by our Compensation Committee to determine the initial base salaries for the NEOs post-spin-off and the initial base salaries of those NEOs hired during 2014.

  •
  Annual Incentive Plan:  Our Compensation Committee adopted a performance-based annual incentive plan for 2014 and established performance goals and target incentive opportunities for the NEOs that are consistent with competitive market levels. Eighty percent of an executive's annual incentive for 2014 was tied to revenue and adjusted EBITDA performance, with "threshold," "target" and "maximum" performance levels corresponding to the executive's incentive payout levels, and 20% of an executive's annual incentive will be tied to individual management objectives. Our CEO was eligible to earn a maximum annual incentive of 200% of the target incentive. Each other executive was eligible to earn a maximum annual incentive of 150% of the target incentive. In determining the incentive earned, each of the two financial measures was determined on an objective and formulaic basis. The third measure—individual performance—was evaluated by our Compensation Committee (in consultation with the CEO for executives other than himself). For 2014, based on our performance relative to the revenue and adjusted EBITDA measures, our NEOs who were bonus eligible received annual incentive awards of approximately 73% of target.

  •
  Long-Term Incentives:  Our Compensation Committee made the first annual long-term incentive awards in March 2014 to coincide with the formation of a new, independent company and to align executives' interests with stockholders at the earliest practicable date, with approximately 70% of the grant value awarded to each NEO being performance-based. For 2014, the long-term incentive awards granted to the NEOs included:

  •
  Time-Based Stock Options and Restricted Stock Units ("RSUs"):    The time-based stock options and RSUs will vest in three equal installments on each of the first three anniversaries of the date of grant, subject to the executive's continued service with the Company through the applicable vesting date. In connection with his commencement of employment in September 2014, Mr. Saunders was granted time-based stock options and RSUs that will vest as to 50% of the award on March 31, 2015 and as to 25% of the award on each of the first two anniversaries of the date of grant. In connection with her commencement of employment in December 2014, Ms. Ritzcovan was granted time-based stock options and RSUs that will vest in three equal installments on each of March 31, 2016, 2017 and 2018.

  •
  Performance-Based RSUs:    The performance-based RSUs will reward the achievement of revenue growth, adjusted EBITDA growth and free cash flow growth objectives during the three-year performance period ending December 31, 2016, subject to the executive's continued service with the Company through the applicable vesting date. With respect to the initial performance-based RSU awards granted in March 2014, up to one-third of the RSUs will be eligible to vest based on performance relative to these three objectives during 2014, up to one-third of the RSUs will be eligible to vest based on performance relative to these three objectives during the two-year performance period ending December 31, 2015, and up to one-third of the RSUs will be eligible to vest based on performance relative to these three objectives during the three-year performance period ending December 31, 2016.

      In connection with his commencement of employment in September 2014, Mr. Saunders was granted performance-based RSUs that will vest on the same terms described above. With respect to the initial one-third of the performance-based RSUs that were eligible to vest based on 2014 performance, 81.3% of such RSUs were determined to have vested based on our performance.

    •
    Long-term Overachievement Performance Awards:    Under the long-term overachievement performance awards, each executive was eligible to receive an award at the end of the one-year period ending December 31, 2014 based on the achievement of objectives related to revenue growth, adjusted EBITDA margin and free cash flow. Each executive was assigned a target value amount for his award. In no event will an executive receive a final award with a value exceeding his or her target value amount. Awards will be paid 50% in the form of shares of our common stock following the Compensation Committee's certification of our results and 50% in the form of RSUs that will vest in two annual installments following such certification date. Based on our performance during 2014 relative to the revenue growth, adjusted EBITDA and free cash flow measures, no final awards were earned under the long-term overachievement performance awards and these awards terminated. Mr. Saunders and Ms. Ritzcovan did not receive these awards.

    New Employment Agreements:    Our Compensation Committee approved new employment agreements for the NEOs post-spin-off. We do not have "single trigger" severance payments owing solely on account of the occurrence of a change of control event.

Response to 2014 "Say on Pay" Vote

        In November 2014, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a say-on-pay vote. Our stockholders approved the compensation of our NEOs, with over 95% of stockholder votes cast in favor of our 2014 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs after November 2014, the Compensation Committee carefully considered the level of support our stockholders expressed for our compensation philosophy and continued its efforts to refine and regularize our compensation programs as described above. In addition, when determining how often to hold a stockholder advisory vote on executive compensation, the Board of Directors took into account the strong preference for an annual vote expressed by our stockholders at our 2014 annual meeting. Accordingly, the Board of Directors determined that we will hold an annual advisory stockholder vote on the compensation of our NEOs until the next say-on-pay frequency vote.

Executive Compensation Program Objectives

        The primary objectives of our executive compensation program are:

  •
  Compensation Should Be Market Competitive:  To ensure that our executive compensation program is competitive with compensation paid by companies in the same market for executive talent while maintaining fiscal responsibility for our stockholders.

  •
  Compensation Should Support the Company's Business Strategy:  To ensure our compensation program is designed to align executive officer compensation with our corporate strategies,

    business objectives and the long-term interests of our stockholders by rewarding successful execution of our business plan, with performance objectives tied to our key corporate objectives.

  •
  Compensation Should Reward Relative to Performance:  While we utilize a variety of compensation elements to achieve compensation targets, our Compensation Committee intends that the majority of executives' total compensation will be in the form of variable compensation, comprised of target annual incentive awards and target long-term incentive awards. Actual compensation is dependent upon actual corporate or individual performance results or the creation of long-term stockholder value.

  •
  Compensation Should Be Aligned With Stockholder Interests:  Our executive compensation program seeks to reward executives for increasing our stock price over the long-term and maximizing stockholder value by providing a significant portion, if not a majority, of target total compensation opportunities for our executive officers in the form of long-term incentives.

        The primary objectives of our Former Parent's executive compensation program prior to the spin-off were consistent with the objectives described above.

Setting Executive Compensation

  Prior to the Spin-off

        As noted above, during the portion of 2014 prior to the spin-off, the NEOs participated in our Former Parent's executive compensation program. Our Former Parent's executive compensation program was reviewed annually by the Former Parent Compensation Committee. In the first quarter of each year, the Former Parent Compensation Committee reviewed the performance of each of its executives during the previous year. At this time the Former Parent Compensation Committee also reviewed our Former Parent's actual corporate performance for the prior year and made the final incentive payment determinations based on such performance and the Former Parent Compensation Committee's evaluation of each executive's individual performance for the prior year. In connection with this review, the Former Parent Compensation Committee also reviewed and adjusted, as appropriate, base salaries and annual target incentive levels for the NEOs and grants, as appropriate, additional target long-term incentive awards to its executives and certain other eligible employees for the coming fiscal year.

        The Former Parent Compensation Committee was authorized to retain the services of third-party compensation consultants and other outside advisors from time to time, as the Former Parent Compensation Committee saw fit, in connection with compensation matters. Compensation consultants and other advisors retained by the Former Parent Compensation Committee report directly to the Former Parent Compensation Committee, which had the authority to select, retain and terminate any such arrangements with its consultants or advisors. For 2013, the Former Parent Compensation Committee had engaged James F. Reda & Co., as its independent compensation consultant to assist us with the implementation of our Former Parent's executive compensation program. Due to the fact that the spin-off occurred in February 2014 and no significant executive compensation changes were implemented for 2014, the Former Parent Compensation Committee did not utilize Reda's services during 2014.

        The Former Parent Compensation Committee's philosophy included taking comparable company compensation into consideration in setting executive compensation for the NEOs, all of whom had target total compensation (in the aggregate for each executive officer) at or below the 50th percentile for similar positions at the comparable companies. Target performance-based incentive compensation, consisting of short-term cash incentives and long-term incentives, was equal to the difference between the targeted total compensation levels and the base salary amounts. The allocation of an executive's target incentive compensation between his annual performance-based incentive opportunity and annual long-term incentive awards varied from year to year. However, it was intended that a substantial majority of an executive's target total compensation would be in the form of performance-based variable or incentive compensation.

        Due to the fact that the spin-off occurred in February 2014, the Former Parent Compensation Committee did not undertake its normal annual compensation review during the first quarter of 2014. Instead, the base salaries for our NEOs for 2014 were left at the same levels as were in effect during 2013, no annual incentive plan was established, and no long-term incentive awards were granted by our Former Parent prior to the spin-off to the NEOs.

  Following the Spin-off

        As a newly independent public company since the spin-off on February 7, 2014, our Compensation Committee has redesigned our executive compensation objectives, policies, practices and programs for the businesses we are in and to align with the strategic mission of our Company. Specifically, in connection with the spin-off, our Compensation Committee worked with its independent compensation consultant to establish our executive compensation program, including the NEO's initial base salaries, our annual incentive program, our long-term incentive program, the new NEO employment agreements implemented following the spin-off and other employee benefits. These initial decisions were made by our Compensation Committee in early 2014 immediately following the spin-off.

        Our executive compensation program will be reviewed annually by our Compensation Committee. In the first quarter of each year, our Compensation Committee will review the performance of each of its executives during the previous year. At this time the Compensation Committee will also review our actual corporate performance for the prior year and made the final incentive payment determinations based on such performance and the Compensation Committee's evaluation of each executive's individual performance for the prior year. In connection with this review, the Compensation Committee will also review and adjust, as appropriate, base salaries and annual target incentive levels for the NEOs and grants, as appropriate, additional target long-term incentive awards to its executives and certain other eligible employees for the coming fiscal year.

  Role of Management

        During 2014, Mr. Nguyen, our President and CEO, with the assistance of our human resources department, provided input to the Compensation Committee regarding executive responsibilities and objectives, performance and compensation. Specifically, Mr. Nguyen provided insight into strategic priorities for our Company which contributed to the development of executive financial and individual objectives for the various components of our executive pay program. In addition, Mr. Nguyen provided guidance on our compensation program's ability to attract, retain and motivate executive talent. The Compensation Committee considered these recommendations and incorporated management's input, along with the input from the Compensation Committee's independent compensation consultant, institutional stockholder groups, and other sources, to approve the specific program design, compensation targets and awards for all the executive officers during 2014. We expect management's role in the executive compensation determination process will continue in the same manner in future years.

        Our Compensation Committee meets in executive session, and no executive attends Compensation Committee discussions where recommendations were made regarding his compensation. Mr. Nguyen does provide input and perspective regarding plan design and market factors related to each executive's position, but the Compensation Committee, acting under its independent authority, as established by the Board of Directors, determines executive target level of pay and actual pay relative to performance.

  Compensation Determination Process

        The Compensation Committee determines each element of an executive's initial compensation package within the framework of the objectives of its executive compensation program based on numerous factors, including:

  •
  The individual's particular background, track record and circumstances, including training and prior relevant work experience;

  •
  The individual's role with us and the compensation paid to similar persons in the peer companies represented in the compensation data that we review;

  •
  The demand for individuals with the specific expertise and experience of the executive;

  •
  Internal equity among the executive group;

  •
  Performance goals and other expectations for the position; and

  •
  Uniqueness of industry skills.

        In general, the terms of our executive employment agreements are initially negotiated by management and legal counsel for the Company. The agreements for executives over whose compensation the Compensation Committee has authority are presented to the Compensation Committee for consideration. When appropriate, such as in the case of the agreements for the NEOs, the Compensation Committee takes an active role in the negotiation process, as it did in connection with the employment agreements entered into with our NEOs during 2014 following the spin-off.

        During the review and approval process for the employment agreements for executives under its purview, and during its annual review of executive compensation, the Compensation Committee considers the appropriate amounts for each component of compensation and the compensation design appropriate for the individual executive. We seek to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. In determining each element of compensation for any given year, the Compensation Committee considers and determines each element individually and then reviews the resulting total compensation and determines whether it is reasonable and competitive.

        The Compensation Committee's philosophy is to take comparable company compensation into consideration in setting executive compensation for the NEOs. We generally target all components of pay to be at or near the median level of our peer group and allow performance to determine actual or realized pay. Actual pay may be above or below the target median based on performance. The allocation of an executive's target incentive compensation between his annual performance-based incentive opportunity and annual long-term incentive awards may vary from year to year. However, the Compensation Committee believes that all executive officers should have a significant amount of their total compensation package in the form of performance-based incentive compensation (annual cash incentive) and long-term incentive compensation, including a mix of equity vehicles to mitigate the risk of over-emphasis on any one element and to better incentivize employees. The amounts reflected in the Summary Compensation Table and the individual employment agreements reflect this process.

  Role of Compensation Consultant and Comparable Company Information

        Our Compensation Committee has engaged Lyons, Benenson & Company Inc., an independent compensation consultant, to assist us with the implementation of our executive compensation program, determining the terms of the employment agreements to be entered into with our executive officers and to provide annual market and other information on executive compensation. In anticipation of the spin-off, Lyons, Benenson & Company Inc. provided services to our Former Parent or our Former Parent's Compensation Committee prior to the spin-off to assist with pre-spin-off compensation planning prior to the formation of our Compensation Committee. After review and consultation with Lyons, Berenson & Company and management, the Compensation Committee has determined that Lyons, Berenson & Company is independent and there is no conflict of interest resulting from retaining Lyons, Berenson & Company currently or during the year ended December 31, 2014. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and NASDAQ listing standards.

        Our Compensation Committee worked with Lyons, Berenson & Company to develop a peer group which would be used for comparative market data as well as performance based compensation program design. The peer group was constructed with input from Lyons, Berenson & Company and management, and was ultimately approved by our Compensation Committee after extensive review. The peer group for 2014 consisted of the following 20 companies in the media services, telecommunications, and internet services industries whose median size is comparable to Sizmek:

Bazaarvoice, Inc.	Millennial Media, Inc.
Brightcove Inc.	ReachLocal, Inc.
comScore, Inc.	RealNetworks, Inc.
Demand Media, Inc.	Responsys, Inc.
Digital River, Inc.	Synacor, Inc.
ExactTarget, Inc.	TechTarget, Inc.
Limelight Networks, Inc.	Tremor Video, Inc.
LivePerson, Inc.	ValueClick, Inc.
Marin Software Incorporated	Vocus, Inc.
Marketo, Inc.	YuMe, Inc.

  Key Elements of Executive Compensation Program

        The following table lists the three key elements of our executive compensation program:

Element	Purpose	Form
Base Salary	Provide a market-based level of compensation for performance of executive's primary responsibilities.	Cash
Annual Cash Incentive Compensation	Create a direct link between executive compensation and short-term company and individual performance.	Cash
Long-Term Incentive Compensation	Focus executives on the enhancement of stockholder value over the long-term, to encourage equity ownership in Sizmek, and to retain key executive talent.	Stock Options, Restricted Stock Units (RSUs) (Both performance-based and time-based vesting), Long-Term Overachievement and Performance Awards

        All elements of compensation are taken into account when compensation decisions are made by our Compensation Committee.

  2014 Executive Compensation Decisions

  Base Salary

        Our Compensation Committee established the initial base salary for each of our NEOs in connection with the spin-off. Effective March 1, 2014 such base salaries were: Mr. Nguyen, $500,000; Mr. Holmes, $350,000; Mr. Ellenthal, $350,000; and Mr. Markowitz, $295,000. Prior to that date, our NEOs continued to receive their base salary at the rate in effect at our Former Parent prior to the spin-off.

        In connection with their commencement of employment, our Compensation Committee established the initial base salaries for Mr. Saunders and Ms. Ritzcovan at $350,000 and $310,000, respectively.

        Any future adjustments to base salary will be reflective of factors such as the scope of their responsibilities, background, track record, training and experience, as well as competitive external market positioning and the overall market demand for such executives at the time the respective employment agreements are negotiated. As with total executive compensation, we intend that executive base salaries should be competitive with the range of salaries for executives in similar positions and with similar responsibilities. An executive's base salary will be evaluated together with components of the executive's other compensation to ensure that the executive's target and actual total compensation is consistent with our overall compensation philosophy.

        No base salary actions were taken by our Former Parent during 2014 pre-spin-off and the NEOs who were employed by our Former Parent prior to the spin-off continued to receive base salaries at the same rate as was in effect during 2013 until the spin-off.

  2014 Performance-Based Annual Incentive Awards

        Our executive compensation program for 2014 included eligibility for an annual performance-based cash incentive for all executives as set forth in their employment agreements. Bonus targets were tied to financial and individual objectives established by our Compensation Committee.

        Annual Target Incentives.    As provided in his employment agreement, for 2014, our President and Chief Executive Officer, Neil Nguyen, was eligible for a target incentive of 100% of his annual base salary. Each of our other NEOs was eligible for a target incentive of 50% of his annual base salary. Actual earnings for our President and Chief Executive Officer could vary from 0% to 200% of target. Actual earnings for the other NEOs could vary from 0% to 150% of target.

        Annual Performance Objectives.    The 2014 annual incentive under our annual incentive program for each of the NEOs was tied 80% to corporate performance and 20% to individual performance.

  •
  Performance Objectives.  During 2014, our Compensation Committee determined to use revenue and Adjusted EBITDA as the corporate objectives for purposes of NEO annual incentive decisions. The Compensation Committee determined to use these factors to measure corporate performance because they encourage executives to achieve superior operating results using appropriate levels of capital. Target levels of performance were established for each objective. A range of minimum to superior performance of 90% to 110% was set around the revenue target level of performance and a range of minimum to superior performance of 80% to 110% was set around the Adjusted EBITDA target level of performance. As such, a threshold level of performance of 90% of target with respect to the revenue objective and 80% of target with respect to the Adjusted EBITDA objective must be achieved before any payout can be made with respect to the portion of the annual incentive related to that objective. The Compensation Committee established the following targets for these objectives:

Performance Metric	Minimum Performance Level (90% of Target for Revenue and 80% of Target for Adjusted EBITDA) (Millions)	Targeted Level (Millions)	Superior Performance Level (110% of Target) (Millions)	Actual Performance (Millions)	Weighting
Revenue	$169.5	$188.3	$207.1	$170.8	50% of Total Bonus
Adjusted EBITDA(1)	$20.2	$25.2	$27.7	$26.1	30% of Total Bonus

(1)
Throughout this CD&A, we refer to adjusted EBITDA and free cash flow, which are non-GAAP financial measures. A reconciliation of GAAP net income (loss) to adjusted EBITDA and free cash flow is set forth below. We define adjusted EBITDA as income (loss) from operations, before depreciation and amortization, share-based compensation, merger, integration and other expenses, and restructuring/impairment charges and benefits. Adjusted EBITDA eliminates items that are either not part of our core operations, such as merger, integration and other expenses, or do not require a cash outlay, such as share-based compensation and impairment charges. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on our estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historical costs and may not be indicative of current or future capital expenditures. Our computation of adjusted EBITDA may differ from the methodology for calculating adjusted EBITDA utilized by other companies and, accordingly, may not be comparable to such other companies. We define free cash flow as adjusted EBITDA less capital expenditures.

Sizmek Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA and Free Cash Flow
(In thousands)

Year Ended December 31, 2014
Net income (loss)	$(114,334)
Goodwill impairment	98,196
Depreciation and amortization	26,449
Share-based compensation	3,109
Merger, integration and other expenses(a)	12,590
Other expense, net	1,124
Provision (benefit) for income taxes	(1,020)

Adjusted EBITDA	26,114
Less capital expenditures	(19,052)

Free cash flow	$7,062

(a)
Includes approximately $6.3 million of costs incurred in the first quarter of 2014 related to accelerating the vesting of equity grants as a result of DG's merger transaction with Extreme Reach and the spin-off of Sizmek.

  •
  Individual Performance Objectives.    Each NEO's individual performance was determined by the our Compensation Committee based on its subjective evaluation of the NEO's individual performance for the year relative to areas of focus that were set at the beginning of the year. As described above, the President and Chief Executive Officer provided the Compensation Committee with his evaluation of each of the other NEOs' performance and the Compensation Committee evaluated the individual performance of the President and Chief Executive Officer.

        For 2014, the Compensation Committee established areas of focus for the NEOs that included strategic and leadership goals and focused on our strategic initiatives. The Compensation Committee did not establish specific quantitative targets for any of the individual performance objectives described below; instead, such objectives were intended to be qualitative, with the achievement of such objectives left solely to the determination of the Compensation Committee after its consideration of each NEO's individual achievements as a whole.

        The individual objectives established for the NEOs for 2014 included:

Mr. Nguyen:

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  Establish Sizmek market positioning/branding re: open ad management and independence

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  Drive product development in order to upsell and create stickiness via data driven/intelligent products (Verification, DC, Viewability, Attribution)

  •
  Identify and pursue technology tuck-in deal

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  Ensure critical leadership roles optimized/staffed

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  Rejuvenate and upgrade EMEA sales team

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  Ensure collection of outstanding TV receivables retained in Sizmek launch

Mr. Markowitz:

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  Ensure budgets for anticipated legal matters not exceeded

  •
  Provide counsel to senior management and Board of Directors on securities laws, corporate governance matters, litigation, strategic considerations and other legal matters

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  Implement additional legal policies and processes

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  Transition company to Sizmek globally (IP, entities, etc.)

  •
  Provide counsel with respect to merger and acquisition activities, including structuring and implementation

        In determining the NEOs' 2014 annual incentive awards, the Compensation Committee noted our performance relative to the corporate performance objectives for purposes of determining the NEO annual incentive decisions. Based on our actual 2014 revenues relative to the revenue objectives set forth above, the percentage achievement with respect to the revenue objective would have been 64%. Based on our actual 2014 adjusted EBITDA relative to the adjusted EBITDA objectives set forth above, the percentage achievement with respect to the adjusted EBITDA objective would have been 130%. However, the Compensation Committee chose to use its ability to exercise negative discretion with respect to the ultimate bonus payouts to reduce each of these percentage achievements by approximately 20% based on the Compensation Committee's subjective assessment of our overall corporate performance during 2014. As a result, the Compensation Committee approved a final percentage achievement of 52% for the revenue objective (weighted at 50%) and 105% for the adjusted EBITDA objective (weighted at 30%).

        As a result, the overall payout level for the corporate component of each NEO's 2014 annual bonus was 57.5%. Based on individual performance for 2014, the Compensation Committee determined that each of the NEOs should receive credit with respect to the individual component of his annual incentive award as follows: Mr. Nguyen, 81% achievement; and Mr. Markowitz, 80% achievement

        Together, the actual Company performance and individual performance resulted in an overall payout factor relative to target annual incentive compensation for the NEOs as follows: Mr. Nguyen, 73.7% of target; and Mr. Markowitz, 73.5% of target.

        Mr. Ellenthal and Mr. Holmes were not eligible for annual incentive awards as they were not employed through the end of the year. Each of these NEOs did receive a payout of a portion of his target bonus for 2014 in connection with his separation pursuant to his employment agreement or the terms of his transition agreement, as further described below under "—Employment Agreements."

  Incentive Payments for Other NEOs

        Because they commenced employment in September and December 2014, respectively, Mr. Saunders and Ms. Ritzcovan were not eligible to participate in our annual incentive plan for 2014. Instead, Mr. Saunders was eligible for a bonus for 2014 of up to $50,000 based on the Compensation Committee's subjective assessment of his performance. Based on its subjective assessment of his individual performance during that portion of 2014 during which he was employed, the Compensation Committee approved a bonus of $45,000 for Mr. Saunders. Each of these NEOs will participate in our annual incentive plan for 2015.

        Ms. Ritzcovan will also participate in an additional incentive program pursuant to her employment agreement. Pursuant to this arrangement, she will be eligible for the following target short-term incentives:

  •
  A revenue achievement incentive equal to 0.1% of actual gross revenue, subject to an annual cap based on revenue objectives for the applicable year, payable monthly; plus

  •
  A quarterly sales incentive of up to $120,000 per year based on quarterly sales plan targets as confirmed by our Chief Executive Officer.

        During the portion of 2014 that she was employed, Ms. Ritzcovan earned aggregate incentives pursuant to these arrangements of $13,505, calculated as follows: $8,917 was paid with respect to the revenue achievement incentive, representing 1% of eligible revenue for December 2014 ($8,916,645); and $4,589 was paid with respect to the quarterly sales incentive opportunity, representing 88% achievement.

Long-Term Incentive Awards

        Our Board of Directors approved, and DG, as the sole stockholder of Sizmek prior to the spin-off, approved the Sizmek 2014 Incentive Award Plan (the "2014 Plan"), which is substantially similar to the DG 2011 Incentive Award Plan. Compensation through the periodic grants of equity awards under the 2014 Plan will be intended to align executives' and stockholders' long-term interests by creating a direct link between a portion of executive compensation and increases in the price of our common stock and our long-term success. As will be the case when the amounts of base salary and annual incentives are determined, a review of all elements of compensation will be conducted by our Compensation Committee when determining equity awards to ensure that total compensation conforms to our overall compensation philosophy and objectives, as described above.

        2014 Long-Term Incentive Awards.    Our Compensation Committee made the first annual equity awards in March 2014 to coincide with our formation as a new, independent company and to align executives' interests with stockholders at the earliest practicable date, with approximately 70% of the grant value awarded to each NEO being performance-based. Our Compensation Committee considers stock options to be performance-based for these purposes as they only provide value to the NEOs in the event the stock price increases over the exercise price of such awards. The Compensation Committee established a target value for each NEO's long-term incentive awards, which target value was intended to approximate the median level of our peer group for long-term incentive awards. The Compensation Committee also determined that the target value for the long-term incentive awards would be delivered 25% in the form of stock options, 30% in the form of time-based RSUs, and 45% in the form of performance-based RSUs. This target value was then converted into shares based on the 14-day volume weighted average price for our common stock concluding with February 28, 2014.

        For 2014, the long-term incentive awards granted to the NEOs included:

  •
  Time-Based Stock Options and Restricted Stock Units ("RSUs"):  The time-based stock options and RSUs granted to the NEOs in March 2014 will vest in three equal installments on each of the first three anniversaries of the date of grant, subject to the executive's continued service with the Company through the applicable vesting date. In connection with his commencement of employment in September 2014, Mr. Saunders was granted time-based stock options and RSUs that will vest as to 50% of the award on March 31, 2015 and as to 25% of the award on each of the first two anniversaries of the date of grant. In connection with her commencement of employment in December 2014, Ms. Ritzcovan was granted time-based stock options and RSUs that will vest in three equal installments on each of March 31, 2016, 2017 and 2018. The stock options have a term of ten years from the date of grant and were granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant, as determined under the 2014 Plan.

    In general, an NEO is required to be employed on a vesting date to be eligible to vest in these time-based awards. In addition, the time-based stock options and time-based RSUs will vest on an accelerated basis upon the occurrence of any of the following events: (a) the NEO's death, (b) the NEO's disability (as such term is defined in the NEO's employment agreement), or (c) upon the occurrence of (i) a termination of the NEO's employment by us without cause (as such term is defined in the NEO's employment agreement), or (ii) a termination of the NEO's employment for good reason (as such term is defined in the NEO's employment agreement), to the extent such event occurs following a change in control. In addition, upon the occurrence of a termination of the NEO's employment by us without cause, or a termination of the NEO's employment for good reason, in each case prior to a change in control, the portion of such awards as would have vested during the calendar year in which the date of termination occurs, pro-rated based on the number of full calendar quarters that the executive was employed during such calendar year prior to the date of termination, will accelerate on the date of termination (provided that if such termination occurs between January 1 and March 2 of any calendar year, the number of shares scheduled to vest on the next anniversary of the grant date will vest instead).

  •
  Performance-Based RSUs:  The performance-based RSUs will reward the achievement of revenue, adjusted EBITDA and free cash flow objectives during the three-year performance period ending December 31, 2016, subject to the executive's continued service with the Company through the applicable vesting date. With respect to the initial performance-based RSU awards granted in March 2014, up to one-third of the RSUs will be eligible to vest based on performance relative to revenue growth, adjusted EBITDA growth and free cash flow growth objectives during 2014, up to one-third of the RSUs will be eligible to vest based on performance relative to revenue growth, adjusted EBITDA growth and free cash flow growth objectives during the two-year performance period ending December 31, 2015, and up to one-third of the RSUs will be eligible to vest based on performance relative to revenue growth, adjusted EBITDA growth and free cash flow growth objectives during the three-year performance period ending December 31, 2016. The performance objectives were equally weighted among revenue growth, adjusted EBITDA growth and free cash flow growth. Threshold and target achievement levels were established for each objective. Full vesting credit would be given for achievement at or above the targeted level, 25% vesting credit would be given for achievement at the threshold level for the adjusted EBITDA and free cash flow objectives (80% of the targeted level), 60% vesting credit would be given for achievement at the threshold level for the revenue objective (90% of the targeted level), and no vesting credit would be given for achievement below the threshold level. Vesting would be calculated on a linear basis for performance between the threshold and target performance target levels. In connection with his commencement of employment in September 2014, Mr. Saunders was granted performance-based RSUs that will vest on the same terms described above.

    For purposes of the initial one-third of the "target" performance-based RSUs that were eligible to vest based on 2014 performance, the target achievement levels were as follows: revenue compound annual growth rate, 16.63%; adjusted EBITDA compound annual growth rate, 19.34%, and free cash flow compound annual growth rate, 61.98%. Our actual results for 2014 relative to these objectives were as follows: revenue compound annual growth rate, 6.02%; adjusted EBITDA compound annual growth rate, 24.48%, and free cash flow compound annual growth rate, 52.96%. This resulted in 64% vesting credit relative to the revenue objective, 100% vesting credit relative to the adjusted EBITDA objective and 90% vesting credit relative to the free cash flow growth objective. After applying the equal weightings to these three objectives, 81.3% of the one-third of the performance-based RSUs eligible to vest based on 2014 performance was determined to have vested by our Compensation Committee in March 2015.

    In general, an NEO is required to be employed on a vesting date to be eligible to vest in these performance-based awards. In addition, the performance-based restricted stock units would vest (at target levels) on an accelerated basis under certain circumstances. In the event of an NEO's termination by reason of death, disability, termination without cause or resignation for good reason, in each case prior to a change in control, the executive will remain eligible to vest in the portion of such awards as would have vested based on the Company's performance relative to the applicable performance goals following the conclusion of the applicable performance period(s), pro-rated based on the number of full calendar quarters that the executive was employed during such performance period(s) prior to the date of termination, with the vesting and/or settlement of any performance-based long-term incentive awards to be effective at the time originally scheduled under the terms of the applicable award.

    In the event of a change in control, the NEO shall continue to be eligible to vest in the "target" RSUs for any performance period that has not yet been completed, which RSUs shall continue to be eligible to vest in equal installments on the last day of each such performance period, subject to the executive's continued employment through such dates. In the event the executive's termination by reason of death, disability, termination without cause or resignation for good reason occurs following a change in control, all of the NEO's outstanding performance-based RSUS shall vest on the date of termination.

    Long-term Overachievement Performance Awards:    Under the long-term overachievement performance awards, each executive was eligible to receive an award at the end of the one-year period ending December 31, 2014 based on the achievement of objectives related to revenue growth, adjusted EBITDA and free cash flow. Each executive was assigned a target value amount for his award. In no event will an executive receive a final award with a value exceeding his or her target value amount. Following the completion of the performance period, the Compensation Committee certified the Company's performance relative to the financial objectives for such performance period. Based on performance relative to the financial objectives, each participant will receive his or her final award. Awards will be paid 50% in the form of shares of our common stock following the Compensation Committee's certification of our results and 50% in the form of RSUs that will vest in two annual installments following such certification date. The RSUs may be settled in cash or in shares of Company common stock, in the discretion of the Compensation Committee.

    For 2014, the target value was multiplied by a revenue growth multiplier, which ranged from 0% for less than 25% annual revenue growth to 100% for 40% annual revenue growth. For 2014, our annual revenue growth was less than 25%, resulting in forfeiture of the awards.

    In the event a participant's service terminated before the end of the performance period or prior to the payment and/or vesting of the RSUs, the award and/or the RSUs would be forfeited, provided that the RSUs issuable pursuant to the award were subject to accelerated payment and/or vesting in the event of the NEO's termination of employment by reason of death, disability, termination without cause or resignation for good reason following a change in control. An NEO would be eligible to vest in a prorated portion of such RSUs in the event of his termination without cause or resignation for good reason prior to a change in control. In addition, in the event of a change in control before the end of the performance period, the award will be forfeited.

    Based on our performance during 2014 relative to the revenue growth, adjusted EBITDA and free cash flow measures, no final awards were earned under the long-term overachievement performance awards and these awards terminated.

        The long-term incentive awards granted to the NEOs in 2014 are listed below:

Name and Title	Stock Options (#)	Time-Based RSUs (#)	Target Number of Performance- Based RSUs (#)	Target Value of Long-Term Overachievement Performance Awards ($)
Neil H. Nguyen	58,504	37,245	55,868	1,280,000
Kenneth A. Saunders	15,458	10,538	15,808	—
Elizabeth Ritzcovan	27,340	18,813	—	—
Craig A. Holmes	30,852	19,641	29,462	337,500
Andy Ellenthal	30,852	19,641	29,462	337,500
Sean N. Markowitz	20,910	13,312	19,968	228,750

        For more information about the accelerated vesting provisions that apply to these awards under the employment agreements with the NEOs, please see "—Employment Agreements" below.

        Former Parent Long-Term Incentives.    As described in the section titled "—Treatment of Outstanding Former Parent Equity Awards in Connection with the Spin-off," all stock options and restricted stock units outstanding under our Former Parent's equity incentive plans vested in full and were settled for shares of Former Parent's common stock on February 5, 2014 (and such shares received the redemption and merger consideration upon the closing of the spin-off and Merger). This treatment applied to all equity awards held by the NEOs regardless of the terms of their employment agreements.

  Other Benefits

        We provide our executives with the following types of benefits:

  •
  Perquisites;

  •
  Health, dental, life, and disability insurance; and

  •
  Retirement benefits.

        We will periodically review the levels of perquisites and other individual benefits provided to executive officers to ensure they fit within the overall compensation philosophy and competitive external market practices.

        Perquisites.    We provide a limited number of perquisites to executives. The only perquisites we provided to the NEOs during 2014 is up to $15,000 in financial planning assistance for Mr. Nguyen and relocation assistance for certain NEOs in connection with the relocation of our corporate headquarters to Austin, Texas.

        Health, Dental, Life and Disability Insurance.    We offer all of our regular employees, including the NEOs, health, life, disability and dental insurance. The Company pays for the majority of the insurance costs, and the employee pays for a portion through payroll deductions.

        Retirement Benefits.    All of our regular employees, including the NEOs, who meet certain defined requirements may participate in our 401(k) plan. We have the discretion to match employee contributions. Under our current matching policy, we match 25% of the amount contributed by our employees, up to a maximum of employee contributions of 6% of gross earnings. Our Board of Directors has discretion to make additional contributions to our 401(k) plan.

        Prior to the spin-off, our Former Parent provided similar benefits to the NEOs.

  Employment Agreements

        In connection with the Merger, each NEO's employment agreement with our Former Parent was terminated and each was paid the severance payments provided under the applicable agreement for a qualifying termination in connection with a change in control, as described below under "Summary Compensation Table."

        In connection with the spin-off, we entered into employment agreements with each of the NEOs that provide for certain severance benefits in the event that a NEO's employment is involuntarily or constructively terminated. We recognize the challenges executives often face securing new employment following termination. To mitigate these challenges and to secure the focus of the management team on our affairs, all executive officers are entitled to receive severance payments under their employment agreements upon certain types of termination. The terms of these employment agreements are described below under "Executive Employment and Transition Agreements—Employment Agreements." We believe that reasonable severance benefits for our executive officers were important because there may be limited opportunities for its executive officers to find comparable employment within a short period of time following certain qualifying terminations. In addition to normal severance, we provide enhanced benefits in the event of a qualifying termination following a change-in-control as a means of reinforcing and encouraging the continued attention and dedication of the executives to their duties of employment without personal distraction or conflict of interest in circumstances that could arise from the occurrence of a change-in-control. We believe that the interests of stockholders are best served if the interests of its senior management are aligned with them, and providing change-in-control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders.

        We also extend severance benefits because they are essential to help it fulfill the objectives of attracting and retaining key leadership and managerial talent. These agreements are intended to be competitive within our industry and company size and to attract highly qualified individuals and encourage them to be retained by us. While these arrangements form an integral part of the potential total compensation provided to these individuals and are considered by the Compensation Committee when determining executive compensation, the decision to offer these benefits does not influence the Compensation Committee's determinations concerning other levels of pay or benefits.

  Deductibility of Executive Compensation

        As part of its role, our Compensation Committee has reviewed and considered the deductibility of our executive compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the tax deduction for compensation in excess of one million dollars paid to a company's chief executive officer and its four most highly compensated executive officers (other than its chief financial officer). However, performance-based compensation is excluded from the limit so long as it meets certain requirements.

        Our Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. While we consider the tax deductibility of each element of executive compensation as a factor in our overall compensation program, our Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction if, in light of all applicable circumstances, it would be in our best interest for such compensation to be paid without regard to whether it may be tax deductible.

  Treatment of Outstanding Former Parent Equity Awards in Connection with the Spin-off

        In connection with the Merger, outstanding Former Parent equity-based awards were treated as follows:

        Options.    On February 5, 2014, all outstanding options to purchase shares of Former Parent common stock became fully vested. Options with an exercise price per share that equaled or exceeded the fair market value of one share of Former Parent common stock on the acceleration date were cancelled for no consideration. All Former Parent options were automatically "net exercised," meaning they were converted into a number of whole shares of Former Parent common stock equal to the excess of (i) the total number of shares of Former Parent common stock then subject to the option over (ii) the number of whole shares of Former Parent common stock having an aggregate fair market value sufficient to pay the total exercise price of the option. The fair market value per share of Former Parent common stock for this purpose was the closing price per share of Former Parent common stock on the NASDAQ Global Select Market on February 5, 2014. The holders of options were converted into shares of Former Parent common stock received the redemption and merger consideration in respect of the shares into which the options were converted. As of December 31, 2013, none of the NEOs or any of our non-employee directors held any unvested Former Parent stock options.

        Restricted Stock Units.    On February 5, 2014, all of our Former Parent's restricted stock units became fully vested and were converted into shares of Former Parent common stock. The holders of Former Parent restricted stock units that were converted into shares of Former Parent common stock received the redemption and merger consideration in respect of the shares into which the restricted stock units were converted. As of December 31, 2013, the NEOs and our non-employee directors, held the following number of unvested restricted stock units: Mr. Nguyen, 469,102; Mr. Holmes, 126,927; Mr. Ellenthal, 115,991; Mr. Markowitz, 73,600; and the non-employee directors as a group, 566,309.

        Mr. Ginsburg and Nguyen and our Former Parent's non-employee directors were permitted to elect to defer payment of their restricted stock unit awards. Deferral elections were generally required to be made prior to grant or as otherwise required by the Internal Revenue Code. Deferred restricted stock units were paid in Former Parent shares on a one for one basis. No additional earnings (either in the form of accrued dividends or dividend equivalents) were paid on deferred restricted stock units. In connection with the spin-off and Merger, each of the outstanding deferral arrangements and the corresponding restricted stock units were terminated and each deferred restricted stock unit was converted into Former Parent common shares. The holders of deferred restricted stock units received the redemption and merger consideration in respect of the Former Parent shares into which the restricted stock units are converted.

        As of December 31, 2013, Messrs. Ginsburg and Nguyen held 669,246 and 308,000 restricted stock units subject to deferral elections, respectively (of which 324,497 and 102,666 were unvested as of December 31, 2013, respectively). As of December 31, 2013, Messrs. Harris and Moore, each held 18,266 deferred restricted stock units. Of the outstanding deferred restricted stock units, 90,000 held by Mr. Ginsburg, 33,000 held by Mr. Nguyen and all of the restricted stock units held by Messrs. Harris and. Moore were distributed in connection with the Merger in accordance with the terms of the applicable deferral elections (of which 30,000, 11,000, 13,437 and 13,437 were unvested as of December 31, 2013, respectively). The remaining deferred restricted stock units, 579,246 for Mr. Ginsburg and 275,000 for Mr. Nguyen (of which 294,497 and 91,666 were unvested as of December 31, 2013), respectively, would have been distributed upon later dates or events but instead were converted into Former Parent common shares in connection with the Merger as described above.

        Employee Stock Purchase Plan.    On January 30, 2014, there was a final purchase of Former Parent common stock under our Former Parent's 2006 Employee Stock Purchase Plan using all outstanding automatic payroll deductions for the offering period then underway. The plan was then terminated.

Post-Spin-Off Executive Stock Ownership and Retention Guidelines

        The Company has adopted Executive Stock Ownership Guidelines to require that our Section 16 executive officers and certain other senior executives each maintain a significant ownership position in our shares of common stock.

        Ownership Guidelines.    The Company's Section 16 executive officers and certain other executives will be expected to own our common stock based on the following applicable guidelines (the "Ownership Guidelines"):

Position	Ownership Guideline
Chief Executive Officer	Equity valuation equivalent to at least 5 times annual base salary
Chief Financial Officer	Equity valuation equivalent to at least 4 times annual base salary
Other NEOs	Equity valuation equivalent to at least 3 times annual base salary
Other Senior Corporate Executives & CEO Reports	Equity valuation equivalent to at least 2 times annual base salary
Vice Presidents	Equity valuation equivalent to at least 1 times annual base salary

        Grace Period.    A subject employee will be allowed a grace period to meet the Ownership Guidelines in full. Subject employees who were subject to the Ownership Guidelines as of their adoption in May 2014 will have five years from February 7, 2014, to accumulate equity holdings with the applicable valuation. Each subject employee who becomes subject to the Ownership Guidelines thereafter will have five years from the date on which he or she first became subject to the Ownership Guidelines to accumulate equity holdings with the applicable valuation.

        Non-Compliance.    The Nominating & Governance Committee retains flexibility to exercise discretion in consideration of any non-compliance with the Ownership Guidelines, including the reduction of value of future grants under the Company's equity plans.

        Limitation on Sales by NEOs.    Named executive officers will limit any sales of shares of our common stock in any single calendar year to an amount that is not more than 20% of the total value of such person's equity holdings in the Company, except that sales of shares for the purpose of settling tax obligations will be permitted at any time.

  Compensation Committee Report

        The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company's proxy statement for the 2015 annual meeting of the Company's stockholders.

THE COMPENSATION COMMITTEE OF SIZMEK INC. (for the portions of the Report after February 7, 2014)
Xavier A. Gutierrez, Chairman
Stephen E. Recht
THE FORMER CHAIRMAN OF THE COMPENSATION COMMITTEE OF THE PREDECESSOR OF SIZMEK INC. (for the portions of the Report prior to February 7, 2014)
John R. Harris

  Compensation Tables

        All of the information included in these tables reflects compensation earned by the NEOs for services with our Former Parent (if prior to February 7, 2014) and with the Company (if subsequent to February 7, 2014.) The amounts and forms of compensation reported below do not necessarily reflect the compensation these persons will receive from us, which could be higher or lower.

  2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non- Equity Incentive Plan Awards ($)	All Other Compensation ($)(2)	Total ($)
Neil H. Nguyen	2014	540,415		—	1,153,670	420,492	368,500	905,078	3,388,155
President and CEO(3)	2013	624,750		—	1,443,781	—	532,600	25,782	2,626,913
	2012	592,212		—	6,857,903	—	236,513	32,362	7,718,990
Kenneth J. Saunders	2014	89,418		45,000	203,918	69,204	—	3,089	410,629
CFO(4)
Elizabeth Ritzcovan	2014	12,917		—	116,641	97,248	13,505	—	240,311
Global Chief Revenue Officer(5)
Sean Markowitz	2014	302,564		—	412,339	150,289	108,413	389,055	1,362,660
General Counsel and	2013	295,000		—	397,610	—	125,744	8,662	827,016
Corporate Secretary(6)	2012	94,134		96,250	213,325	—	—	3,658	311,117
Craig Holmes	2014	154,808		—	608,386	221,746	—	530,452	1,515,391
Former EVP and CFO(7)	2013	350,000		—	493,871	—	126,420	9,618	979,909
	2012	72,692		—	577,800	—	37,625	1,010	651,502
Andy Ellenthal	2014	353,333	(9)	—	608,386	221,746	—	1,245,753	2,429,218
EVP—Global Sales(8)	2013	400,000		—	423,662	—	247,515	6,804	1,067,981
	2012	224,615		—	1,215,000	—	102,000	9,966	1,551,581

(1)
Represents the grant date fair value of stock awards granted to the NEOs by us in 2014 and by our Former Parent in 2012 and 2013 determined in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC Topic 718). See Note 10 to our Consolidated and

  Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for details as to the assumptions used to determine the fair value of stock awards granted by us. The performance objectives to which the vesting of the performance-based restricted stock unit awards granted during 2014 and 2013 were subject were deemed probable of achievement as of the date of grant and no adjustment was made at that date to the fair value of such awards. The performance objectives to which the long-term overachievement performance awards granted during 2014 were subject were not deemed probable of achievement as of the date of grant and no grant date fair value was attributed to those awards as of that date. The full grant date fair value of such awards, assuming achievement of the applicable performance objectives at maximum levels, was as follows: Mr. Nguyen, $1,280,000; Mr. Markowitz, $228,750; Mr. Holmes, $337,500; and Mr. Ellenthal, $337,500.

  See the table below for details as to the assumptions used by our Former Parent to determine the fair value of stock option awards granted by our Former Parent in 2012. (There were no stock options issued by our Former Parent in 2013 or 2014). The fair value of each option was estimated by our Former Parent on the date of grant using the Black Scholes option pricing model with the following assumptions (excludes options issued to replace options assumed in connection with an acquisition):

	2012	2013	2014
Weighted average exercise price of options granted	$10.06	$—	$—
Volatility(a)	60%	—	—
Risk free interest rate(b)	1.4%	—	—
Expected term (years)(c)	6.3	—	—
Expected annual dividends	None	—	—

(a)
Expected volatility was based on the historical volatility of our Former Parent's stock over a preceding period commensurate with the expected term of the award.

(b)
The risk free rate was based on the U.S. Treasury yield curve at the time of grant for periods consistent with the expected term of the option.

(c)
Our Former Parent used historical data to estimate the expected term of the awards.
(2)
The following table contains a breakdown of the compensation and benefits included under All Other Compensation for the fiscal year ended December 31, 2014:

	Reimbursement of Financial Planning Costs	Relocation Benefits	Automobile Allowance	Severance Benefits Paid Upon Separation from DG(a)	Severance Benefits Paid Upon Separation from the Company	Unused Vacation Paid Upon Separation from DG	Employer Matching 401(K) Contributions	Heath Insurance Benefits	Totals
Neil H. Nguyen	15,000	31,394	3,462	811,976	—	24,486	5,046	13,714	905,078
Kenneth J. Saunders	—	—	—	—	—	—	—	3,089	3,089
Sean Markowitz	—	47,087	—	312,019	—	10,694	4,284	14,971	389,055
Craig Holmes	—	—	—	408,940	94,792	12,688	2,788	11,243	530,452
Andy Ellenthal	—	—	—	700,000	512,981	14,323	4,375	14,074	1,245,753

(a)
As discussed above in the section titled "—Employment Agreements," each executive officer's employment agreement was terminated at the time of the Merger and each was paid the severance payments provided under the applicable agreement in a lump sum at the time of the closing of the Merger, regardless of whether the employment agreement provided for other payment timing. Each NEO received a payment equal to his base salary as in effect at the time of the Merger, plus his annual incentive for 2014 (which annual incentive was prorated for Messrs. Markowitz and Holmes). These amounts were paid in a lump sum at the time of the Merger. In addition, Mr. Nguyen agreed to a reduction of $500,000 in the amount payable to him under his employment agreement in connection with the termination of such agreement in connection with the Merger.
(3)
Effective January 1, 2012, Mr. Nguyen became our Former Parent's President and Chief Executive Officer.

(4)
Mr. Saunders became our Chief Financial Officer on October 7, 2014.

(5)
Ms. Ritzcovan became our Global Chief Revenue Officer on December 16, 2014.

(6)
Mr. Markowitz joined our Former Parent on August 21, 2012.

(7)
Mr. Holmes joined our Former Parent on October 9, 2012 and assumed the role of Chief Financial Officer on November 9, 2012. Mr. Holmes' employment terminated on July 14, 2014.

(8)
Mr. Ellenthal joined our Former Parent on April 23, 2012. Mr. Ellenthal's employment terminated on December 6, 2014.

(9)
Includes $8,077 in unused vacation paid to Mr. Ellenthal upon his termination of employment.

  2014 Grants of Plan-Based Awards

        The following table sets forth information regarding the grants by the Company of annual performance-based cash incentive compensation and long-term incentive awards with respect to shares of the Company's common stock to our NEOs during the fiscal year ended December 31, 2014.

										All Other Option Awards Number Of Shares of Stock or Option Units(4) (#)
									All Other Stock Awards: Number of Shares of Stock or Units(3) (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)							Grant Date Fair Value of Stock Awards ($)(5)
											Exercise or Base Price of Value Awards (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Neil Nguyen	3/2/2014	—	500,000	750,000	—	—	—		—	—	—	—
	3/2/2014	—	—	—	20,280	55,868	55,868		—	—	—	692,205
	3/2/2014	—	—	—	—	$1,280,000	$1,280,000	(6)	—	—	—	—
	3/2/2014	—	—	—	—	—	—		37,245	—	—	461,466
	3/2/2014	—	—	—	—	—	—		—	58,504	12.39	420,492
Ken Saunders	9/30/2014	—	—	—	5,738	15,808	15,808		—	—	—	122,354
	9/30/2014	—	—	—	—	—	—		10,538	—	—	81,564
	9/30/2014	—	—	—	—	—	—			15,458	7.74	69,204
Elizabeth Ritzcovan	12/16/2014	—	19,384	—	—	—	—		18,813	—	—	116,641
	12/16/2014	—	—	—	—	—	—		—	27,340	6.20	97,248
Sean Markowitz	3/2/2014	—	147,500	221,250	—	—	—		—	—	—	—
	3/2/2014	—	—	—	7,248	19,968	19,968		—	—	—	247,404
	3/2/2014	—	—	—	—	$228,750	$228,750	(6)	—	—	—	—
	3/2/2014	—	—	—	—	—	—		13,312	—	—	164,936
	3/2/2014	—	—	—	—	—	—		—	20,910	12.39	150,289
Craig Holmes	3/2/2014	—	262,500	393,750	—	—	—		—	—	—	—
	3/2/2014	—	—	—	10,695	29,462	29,462		—	—	—	365,034
	3/2/2014	—	—	—	—	$337,500	$337,500	(6)	—	—	—	—
	3/2/2014	—	—	—	—	—	—		19,641	—	—	243,352
	3/2/2014	—	—	—	—	—	—		—	30,852	12.39	221,746
Andy Ellenthal	3/2/2014	—	262,500	393,750	—	—	—		—	—	—	—
	3/2/2014	—	—	—	10,695	29,462	29,462		—	—	—	365,034
	3/2/2014	—	—	—	—	$337,500	$337,500	(6)	—	—	—	—
	3/2/2014	—	—	—	—	—	—		19,641	—	—	243,352
	3/2/2014	—	—	—	—	—	—		—	30,852	12.39	221,746

(1)
Non-equity incentive plan awards consisted of annual performance-based incentives payable under the Company's 2014 annual incentive program, and for Ms. Ritzcovan, her sales and incentive awards. For more information about the Company's annual performance-based incentive program, please see "—2014 Executive Compensation Decisions—Annual Target Incentives" above.

(2)
These awards consisted of performance-based RSU awards. These performance-based RSU awards are scheduled to vest or be forfeited based on the achievement of revenue growth, adjusted EBITDA growth and free cash flow growth objectives during the three-year performance period ending December 31, 2016, subject to the executive's continued service with the Company through the applicable vesting date. Up to one-third of the RSUs will be eligible to vest based on performance relative to these three objectives during 2014, up to one-third of the RSUs will be eligible to vest based on performance relative to these three objectives during the two-year performance period ending December 31, 2015, and up to one-third of the RSUs will be eligible to vest based on performance relative to these three objectives during the three-year performance period ending December 31, 2016. The performance objectives are equally weighted among revenue growth, adjusted EBITDA growth and free cash flow growth. Threshold and target achievement levels were established for each objective. The number of shares that ultimately vest will depend upon the extent to which the performance measures were satisfied during the performance period, and may be fewer or greater than the number reported in the table. For more information about these awards, please see "—2014 Executive Compensation Decisions—Long-Term Incentive Awards" above.

(3)
These awards consisted of time-based RSU awards. The RSU awards are scheduled to vest in three equal installments on each of the first three anniversaries of the date of grant, provided that the executive continues to be employed by, or provide services to, the Company through such vesting dates, subject to earlier vesting upon certain events as specified in the award agreement or the NEO's employment agreement. The RSU awards to Mr. Saunders vest as to 50% of the award on March 31, 2015 and as to 25% of the award on each of the first two anniversaries of the date of grant. The RSU awards to Ms. Ritzcovan vest in three equal installments on each of March 31, 2016, 2017 and 2018. For more information about these awards, please see "—2014 Executive Compensation Decisions—Long-Term Incentive Awards" above.

(4)
These awards consisted of time-based stock option awards. Each stock option was granted with a term of ten years from the date of grant. Except as described below, the stock options are scheduled to vest in three equal installments on each of the first three anniversaries of the date of grant, provided that the executive continues to be employed by, or provide services to, the Company through such vesting dates, subject to earlier vesting upon certain events as specified in the award agreement or the NEO's employment agreement. The stock option awards to Mr. Saunders vest as to 50% of the award on March 31, 2015 and as to 25% of the award on each of the first two anniversaries of the date of grant. The stock option awards to Ms. Ritzcovan vest in three equal installments on each of March 31, 2016, 2017 and 2018. For more information about these awards, please see "—2014 Executive Compensation Decisions—Long-Term Incentive Awards" above.

(5)
Represents the grant date fair value of equity awards granted to the NEOs determined in accordance with ASC Topic 718. See Note 10 to the Company's Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for details as to the assumptions used to determine the fair value of equity awards. Amounts shown are based on the full grant date fair value of the entire award, regardless of vesting requirements. The performance objectives to which the vesting of the performance-based restricted stock unit awards granted during 2014 were subject were deemed probable of achievement as of the date of grant and no adjustment was made at that date to the fair value of such awards.

(6)
These awards consist of long-term overachievement performance awards. Under the long-term overachievement performance awards, each executive was eligible to receive an award at the end of the one-year period ending December 31, 2014 based on the achievement of objectives related to revenue growth, adjusted EBITDA growth and free cash flow growth. The threshold, target and maximum values of each executive's award are reflected in the table above. Awards will be paid 50% in the form of shares of our common stock following the Compensation Committee's certification of our results and 50% in the form of RSUs that will vest in two annual installments following such certification date. Based on our performance during 2014 relative to the revenue growth, adjusted EBITDA growth and free cash flow growth measures, no final awards were earned under the long-term overachievement performance awards and these awards terminated. For more information about these awards, please see "—2014 Executive Compensation Decisions—Long-Term Incentive Awards" above.

  Outstanding Equity Awards at Fiscal Year-End 2014

        The following table details unexercised stock options and restricted stock units that had not vested for each of our NEOs as of December 31, 2014.

					Stock Awards
							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock Awards That Have Not Vested (#)(3)	Market Value of Shares of Stock Awards that Have Not Vested ($)(2)
Neil H. Nguyen	—	58,504	12.39	3/2/2024	37,245	233,154	55,868	349,734
Ken Saunders	—	15,458	7.74	9/30/2024	10,538	65,968	15,808	98,958
Elizabeth Ritzcovan	—	27,340	6.20	12/16/2024	18,813	117,769	—	—
Sean Markowitz	—	20,910	12.39	3/2/2024	13,312	83,333	19,968	125,000
Andy Ellenthal	7,713	—	12.39	3/6/2015	—	—	13,503	84,529

(1)
These awards consist of time-based stock option awards. Each stock option was granted with a term of ten years from the date of grant. Except as described below, the stock options are scheduled to vest in three equal installments on each of the first three anniversaries of the date of grant, provided that the executive continues to be employed by, or provide services to, the Company through such vesting dates, subject to earlier vesting upon certain events as specified in the award agreement or the NEO's employment agreement. The stock option awards to Mr. Saunders vest as to 50% of the award on March 31, 2015 and as to 25% of the award on each of the first two anniversaries of the date of grant. The stock option awards to Ms. Ritzcovan vest in three equal installments on each of March 31, 2016, 2017 and 2018. For more information about these awards, please see "—2014 Executive Compensation Decisions—Long-Term Incentive Awards" above.

(2)
Value was calculated using a value of the Company's common stock of $6.26 per share, the closing price of the Company's common stock on December 31, 2014, which was the last trading day of 2014.

(3)
These awards consist of time-based RSU awards. The RSU awards are scheduled to vest in three equal installments on each of the first three anniversaries of the date of grant, provided that the executive continues to be employed by, or provide services to, the Company through such vesting dates, subject to earlier vesting upon certain events as specified in the award agreement or the NEO's employment agreement. The RSU awards to Mr. Saunders vest as to 50% of the award on March 31, 2015 and as to 25% of the award on each of the first two anniversaries of the date of grant. The RSU awards to Ms. Ritzcovan vest in three equal installments on each of March 31, 2016, 2017 and 2018. For more information about these awards, please see "—2014 Executive Compensation Decisions—Long-Term Incentive Awards" above.

(4)
These awards consist of performance-based RSU awards. These performance-based RSU awards are scheduled to vest or be forfeited based on the achievement of revenue growth, adjusted EBITDA growth and free cash flow growth objectives during the three-year performance period ending December 31, 2016, subject to the executive's continued service with the Company through the applicable vesting date. Up to one-third of the RSUs will be eligible to vest based on performance relative to these three objectives during 2014, up to one-third of the RSUs will be eligible to vest based on performance relative to these three objectives during the two-year performance period ending December 31, 2015, and up to one-third of the RSUs will be eligible to vest based on performance relative to these three objectives during the three-year performance period ending December 31, 2016. The performance objectives are equally weighted among revenue growth, adjusted EBITDA growth and free cash flow growth. Threshold and target achievement levels were established for each objective. The number of shares reflected above is the number of shares that are eligible to vest under these awards if the target level of performance relative to the performance objectives was attained during the performance period. For purposes of the initial one-third of the "target" performance-based RSUs that were eligible to vest based on 2014 performance, 81.3% of such RSUs were determined to have vested by our Compensation Committee in March 2015. The number of shares that ultimately vest will depend upon the extent to which the performance measures were satisfied during the performance period, and may be fewer or greater than the number reported in the table. For more information about these awards, please see "—2014 Executive Compensation Decisions—Long-Term Incentive Awards" above.

  Option Exercises and Stock Vested

        The following table shows information regarding Former Parent option exercises by, and the vesting of Former Parent stock awards held by, the NEOs during the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Neil H. Nguyen	—	—	674,436	8,167,420
Craig Holmes	—	—	126,927	1,537,086
Andy Ellenthal	—	—	115,991	1,404,651
Sean Markowitz	—	—	73,600	891,296

(1)
This column represents the value as calculated by multiplying the closing market price of DG's common stock on the applicable vesting date by the number of shares vested (less, in the case of stock options, the applicable exercise price). See "—Treatment of Outstanding Former Parent Equity Awards in Connection with the Spin-off" for details concerning the treatment of outstanding Former Parent equity incentive awards in connection with the spin-off and the Merger.

        The following table shows information regarding the vesting of Sizmek stock awards held by the NEOs during the fiscal year ended December 31, 2014. None of the NEOs exercised any Sizmek stock options during 2014.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Andy Ellenthal	—	—	4,910	29,755

(1)
This column represents the value as calculated by multiplying the closing market price of our common stock on the applicable vesting date by the number of shares vested.

Pension Benefits

        None of the NEOs were eligible to participate in a qualified or non-qualified defined benefit pension plan during 2014.

Non-Qualified Deferred Compensation

        Mr. Nguyen is permitted to elect to defer payment of his restricted stock unit awards and was permitted to elect to defer payment of his Former Parent restricted stock unit award. Deferral elections are generally required to be made prior to grant, however, or as otherwise required by the Internal Revenue Code. Deferred restricted stock units are paid in shares on a one for one basis. No additional earnings (either in the form of accrued dividends or dividend equivalents) are paid on deferred restricted stock units. Mr. Nguyen did not elect to defer payment of any restricted stock units granted by us during 2014. Mr. Nguyen did elect to defer payment of certain restricted stock units granted by our Former Parent in 2011 and 2012. The following table sets forth information regarding the aggregate earnings on Former Parent restricted stock units deferred by Mr. Nguyen prior to 2014, and the aggregate balance as of December 31, 2014. As described in the section titled "—Treatment of Outstanding Former Parent Equity Awards in Connection with the Spin-off," all outstanding deferral arrangements and the corresponding restricted stock units under DG's equity incentive plans were cancelled and converted into Former Parent common shares in connection with the spin-off and Merger.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions(1)	Aggregate Balance at Last FY
Neil H. Nguyen	—	—	—	$2,615,955	—

(1)
The amounts in this column represents the value of shares of DG's common stock underlying the restricted stock units deferred by Mr. Nguyen valued at $12.74, the closing price of DG's common stock on February 7, 2014, the date of the closing of the Merger.

Executive Employment and Transition Agreements

Employment Agreements

        In connection with the Merger, each NEO's employment agreement with our Former Parent was terminated and each was paid the severance payments provided under the applicable agreement for a qualifying termination in connection with a change in control. The amounts paid to each NEO are shown in the Summary Compensation Table above.

        On April 14, 2014, in furtherance of the compensation objectives described above, the Company entered into new employment agreements with each of Neil Nguyen, our President and Chief Executive Officer, Andy Ellenthal, then our Executive Vice President—Sales and Operations, whose title was changed to Executive Vice President—Global Sales in August 2014 and whose employment terminated in December 2014, and Sean Markowitz, our General Counsel and Corporate Secretary, and an employment transition agreement with Craig Holmes, then our Chief Financial Officer, who resigned his position as Chief Financial Officer effective May 31, 2014, due to the relocation of the Company's corporate headquarters following the successful completion of the spin-off and Merger, and family considerations keeping him in Dallas. In addition, in October 2014, the Company entered into a new employment agreement with Kenneth J. Saunders, our Chief Financial Officer, and in December 2014, the Company entered into a new employment agreement with Elizabeth Ritzcovan, our Global Chief Revenue Officer.

        Under the new employment agreements, each executive's annual base salary will initially be as set forth in the table below, which amounts will be subject to increase each year at the discretion of our Board of Directors or our Compensation Committee. Mr. Nguyen will also be reimbursed for financial planning services in an amount up to $15,000 annually.

        The employment agreements also include provisions regarding severance. If the executive is terminated without cause or resigns for good reason, he or she will be entitled to 12 months' base salary (6 months' base salary for Ms. Ritzcovan if such termination were to occur within 6 months following her commencement of employment), plus his or her target annual incentive for the year in which such termination occurs (which annual incentive shall be prorated for the executives other than Mr. Nguyen) payable in a lump sum 60 days following his or her date of termination. In addition, in the event the executive is terminated without cause or resigns for good reason, in each case prior to a change in control (as defined in the Company's 2014 Incentive Award Plan), a pro-rated portion of the executive's long-term incentive awards shall vest as follows: (a) with respect to time-based long-term incentive awards, the portion of such awards as would have vested during the calendar year in which the date of termination occurs, pro-rated based on the number of full calendar quarters that the executive was employed during such calendar year prior to the date of termination; and (b) with respect to any long-term incentive award the vesting of which is performance-based, the portion of such awards as would have vested based on the Company's performance relative to the applicable performance goals following the conclusion of the applicable performance period(s), pro-rated based on the number of full calendar quarters that the executive was employed during such performance period(s) prior to the date of termination, with the vesting and/or settlement of any performance-based long-term incentive awards to be effective at the time originally scheduled under the terms of the applicable award. In the event the executive's termination without cause or resignation for good reason occurs following a change in control, all of the executive's long-term incentive awards shall vest on the date of termination. Also, the executive shall have no obligation to seek other employment and any income so earned shall not reduce the foregoing amounts.

        In the event of the executive's termination of employment by reason of his or her death or disability, the executive (or his estate, if applicable) will be entitled to receive the annual incentive which he or she would have been entitled to receive had he remained employed by the Company for the entire year during which his termination occurs. Such annual incentive shall be determined by the Compensation Committee based on the Company's performance for such year and in accordance with the terms of the applicable incentive program for such year, payable in a lump sum payment on the date on which annual incentives for the year in which his or her termination occurs are paid to the Company's executive officers generally, but in all events by March 15 of the year following the year in which the termination occurs. In addition, except as otherwise provided in an award agreement evidencing a long-term incentive award, in the event of the executive's termination of employment by reason of his or her death or disability, (a) all of the executive's long-term incentive awards the vesting of which is time-based shall vest in full on the date of termination, and (b) with respect to each long-term incentive award the vesting of which is performance-based, the executive (or his or her estate, if applicable) shall remain eligible to vest in such portion of the performance award as is attributable to the performance period(s) then-underway at the time of termination (and which are scheduled to terminate on or before the December 31 following the date of termination) based on actual performance relative to the performance goals applicable to such performance period(s), which vesting and, if applicable, settlement shall be effective on the last day of the current performance period (or such other vesting and, if applicable, settlement date as may be provided in the agreement evidencing the performance award, but in no event later than March 15 of the calendar year following the year in which the date of termination occurs).

        If the executive is terminated by the Company for cause or resigns without good reason, he or she shall not be entitled to further compensation other than accrued obligations.

        For purposes of the employment agreements, good reason includes the assignment of duties inconsistent with the executive's title, a material reduction in salary or target incentive, the relocation of the Company's principal office by more than twenty miles or the transfer to an office other than the executive's then-current principal office, or a material breach of the employment agreement by the Company. For purposes of the employment agreements, cause includes conviction of or a plea of guilty or nolo contendre by the executive to a non-motor vehicle felony or certain criminal conduct against the Company, habitual neglect of or failure to perform his or her duties to the Company or any material breach of the employment agreement by the executive.

        The employment agreements also contain standard confidentiality, non-competition and non-solicitation covenants.

Holmes Transition Agreement

        Pursuant to the terms of an employment transition agreement, Mr. Holmes continued in his position as Chief Financial Officer through May 31, 2014. His base salary remained the same. In addition to his base salary, he was eligible for a performance incentive of up to 50% of his annual base salary, pro-rated for his actual time of employment during 2014, payable upon his termination of employment. Upon expiration of his transition term on July 14, 2014, Mr. Holmes received the foregoing pro-rated incentive in the amount of $94,792 after executing a general release of claims.

Ellenthal Separation Agreement

        In connection with his termination of employment in December 2014, Mr. Ellenthal was paid the severance payable to him pursuant to his employment agreement in the amount of $512,981. Specifically, he received his annual base salary ($350,000) plus his target annual incentive for 2014 of 50% of his annual base, pro-rated for his actual time of employment during 2014 ($162,981). These amounts were paid in a lump sum to Mr. Ellenthal in early 2015 after his execution of a general release of claims. Mr. Ellenthal also received the accelerated vesting of his long-term incentive awards as provided under the terms of his award agreements and his employment agreement, as described above.

Markowitz Separation Agreement

        In connection with his termination of employment in April 2015, Mr. Markowitz was paid the severance payable to him pursuant to his employment agreement in the amount of $344,167. Specifically, he received his annual base salary ($295,000) plus his target annual incentive for 2015 of 50% of his annual base, pro-rated for his actual time of employment during 2015 ($49,167). These amounts were paid in a lump sum to Mr. Markowitz in June 2015 after his execution of a general release of claims. Mr. Markowitz also received the accelerated vesting of his long-term incentive awards as provided under the terms of his award agreements and his employment agreement, as described above. In addition, pursuant to his separation agreement, in the event a change in control were to occur within 90 days following his termination, Mr. Markowitz would have been entitled to an additional severance payment of $120,000, payable in a lump sum. Mr. Markowitz did not become eligible to receive this additional payment as no change in control occurred during the specified time frame.

  Potential Payments upon Termination of Employment or Change in Control

        The information below describes and quantifies certain compensation that would have been payable by our Former Parent to each NEO under the executive employment agreements, plans and arrangements if the NEO's employment had terminated, or a change in control had occurred, on December 31, 2014, given the NEO's compensation and service levels as of such date and, if applicable, based on our closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees upon a termination of employment, such as payment of accrued but unpaid base salary, accrued but unpaid annual bonus, and vacation pay and distributions under our 401(k) plan (assuming the executive participated in the plan). Mr. Holmes and Mr. Ellenthal are not included in the following discussion as their employment terminated prior to December 31, 2014. The terms of their separation arrangements with the Company are described above. For purposes of following tables, the vesting of all performance-based RSUs has been included assuming target level of performance. For purposes of the table above, the vesting of all performance-based RSUs has been included assuming target level of performance.

  Neil H. Nguyen

        The following table summarizes the potential payments to Mr. Nguyen assuming his employment was terminated or a change in control occurred on December 31, 2014.

Benefits and Payments	Termination by the Company without Cause or by Mr. Nguyen for Good Reason Following a Change in Control(1)	Termination upon Death or Disability(2)	Termination by the Company without Cause or by Mr. Nguyen for Good Reason Prior to a Change in Control(3)
Base Salary	$500,000	$—	$500,000
Bonus	$500,000	$368,500	$500,000
Acceleration of Vesting of Equity Awards:
Stock Options(4)	$—	$—	$—
Time-Based Restricted Stock Units(5)	$233,154	$233,154	$64,729
Performance-Based Restricted Stock Units(5)	$349,734	$213,726	$213,726
Long-Term Overachievement Performance Awards(5)	$—	$—	$—
Total	$1,582,888	$815,380	$1,278,455

(1)
In the event of Mr. Nguyen's involuntary termination of employment by the Company without cause or his voluntary termination of employment for good reason following a change in control, assuming such termination and change in control occurred on December 31, 2014, pursuant to his employment agreement, as described above, he is entitled to (a) 12 months of his base salary, plus (b) an amount equal to 100% of his target bonus for the year, payable in a lump sum payment. In addition, all of Mr. Nguyen's outstanding long-term incentive awards become fully vested.

(2)
In the event of Mr. Nguyen's death or his termination of employment by reason of his disability, pursuant to his employment agreement, he is entitled to receive the annual bonus amount, adjusted for Company performance, that would otherwise have been payable had his employment not terminated. In addition, (a) all of Mr. Nguyen's long-term incentive awards the vesting of which is time-based shall vest in full on the date of termination, and (b) with respect to each long-term incentive award the vesting of which is performance-based, Mr. Nguyen (or his estate, if applicable) shall remain eligible to vest in such portion of the performance award as is attributable to the performance period(s) then-underway at the time of termination (and which are scheduled to terminate on or before the December 31 following the date of termination) based on actual performance relative to the performance goals applicable to such performance period(s), which vesting and, if applicable, settlement shall be effective on the last day of the current performance period (or such other vesting and, if applicable, settlement date as may be provided in the agreement evidencing the performance award, but in no event later than March 15 of the calendar year following the year in which the date of termination occurs).

(3)
In the event Mr. Nguyen is terminated by the Company without cause or by Mr. Nguyen for good reason, in each case prior to a change in control, pursuant to his employment agreement, as described above, he is entitled to (a) 12 months of his base salary, plus (b) an amount equal to 100% of his target bonus for the year, payable in a lump sum payment. Mr. Nguyen's equity awards will vest as follows: (a) with respect to time-based long-term incentive awards, the portion of such awards as would have vested during the calendar year in which the date of termination occurs, pro-rated based on the number of full calendar quarters that the executive was employed during such calendar year prior to the date of termination; and (b) with respect to any long-term incentive award the vesting of which is performance-based, he will remain eligible to vest in the portion of such awards as would have vested based on the Company's performance relative to the applicable performance goals following the conclusion of the applicable performance period(s), pro-rated based on the number of full calendar quarters that the executive was employed during such performance period(s) prior to the date of termination, with the vesting and/or settlement of any performance-based long-term incentive awards to be effective at the time originally scheduled under the terms of the applicable award.

(4)
The value upon acceleration of the outstanding stock options held by Mr. Nguyen is zero, as the exercise price of his outstanding options ($12.39) exceeds the closing price of the Company's common stock on December 31, 2014 ($6.26).

(5)
Value upon acceleration is calculated using the closing price of the Company's common stock on December 31, 2014 ($6.26).

  Kenneth Saunders

        The following table summarizes the potential payments to Mr. Saunders assuming his employment was terminated or a change in control occurred on December 31, 2014.

Benefits and Payments	Termination by the Company without Cause or by Mr. Saunders for Good Reason Following a Change in Control(1)	Termination upon Death or Disability(2)	Termination by the Company without Cause or by Mr. Saunders for Good Reason Prior to a Change in Control(3)
Base Salary	$350,000	$—	$350,000
Bonus	$50,000	$45,000	$50,000
Acceleration of Vesting of Equity Awards:
Stock Options(4)	$—	$—	$—
Time-Based Restricted Stock Units(5)	$65,968	$65,968	$5,543
Performance-Based Restricted Stock Units(5)	$98,958	$63,773	$63,773
Long-Term Overachievement Performance Awards(5)	$—	$—	$—
Total	$564,926	$174,471	$469,316

(1)
In the event of Mr. Saunders' involuntary termination of employment by the Company without cause or his voluntary termination of employment for good reason following a change in control, assuming such termination and change in control occurred on December 31, 2014, pursuant to his employment agreement, as described above, he is entitled to (a) 12 months of his base salary, plus (b) an amount equal to 100% of his target bonus for the year, payable in a lump sum payment. In addition, all of Mr. Saunders' outstanding long-term incentive awards become fully vested. For purposes of the table above, all performance-based RSUs have been included assuming target level of performance.

(2)
In the event of Mr. Saunders' death or his termination of employment by reason of his disability, pursuant to his employment agreement, he is entitled to receive the annual bonus amount, adjusted for Company performance, that would otherwise have been payable had his employment not terminated. In addition, (a) all of Mr. Saunders' long-term incentive awards the vesting of which is time-based shall vest in full on the date of termination, and (b) with respect to each long-term incentive award the vesting of which is performance-based, Mr. Saunders (or his estate, if applicable) shall remain eligible to vest in such portion of the performance award as is attributable to the performance period(s) then-underway at the time of termination (and which are scheduled to terminate on or before the December 31 following the date of termination) based on actual performance relative to the performance goals applicable to such performance period(s), which vesting and, if applicable, settlement shall be effective on the last day of the current performance period (or such other vesting and, if applicable, settlement date as may be provided in the agreement evidencing the performance award, but in no event later than March 15 of the calendar year following the year in which the date of termination occurs).

(3)
In the event Mr. Saunders is terminated by the Company without cause or by Mr. Saunders for good reason, in each case prior to a change in control, pursuant to his employment agreement, as described above, he is entitled to (a) 12 months of his base salary, plus (b) a prorated target bonus for the year, payable in a lump sum payment. Mr. Saunders' equity awards will vest as follows: (a) with respect to time-based long-term incentive awards, the portion of such awards as would have vested during the calendar year in which the date of termination occurs, pro-rated based on the number of full calendar quarters that the executive was employed during such calendar year prior to the date of termination; and (b) with respect to any long-term incentive award the vesting of which is performance-based, he will remain eligible to vest in the portion of such awards as would have vested based on the Company's performance relative to the applicable performance goals following the conclusion of the applicable performance period(s), pro-rated based on the number of full calendar quarters that the executive was employed during such performance period(s) prior to the date of termination, with the vesting and/or settlement of any performance-based long-term incentive awards to be effective at the time originally scheduled under the terms of the applicable award.

(4)
The value upon acceleration of the outstanding stock options held by Mr. Saunders is zero, as the exercise price of his outstanding options ($7.74) exceeds the closing price of the Company's common stock on December 31, 2014 ($6.26).

(5)
Value upon acceleration is calculated using the closing price of the Company's common stock on December 31, 2014 ($6.26).

  Elizabeth Ritzcovan

        The following table summarizes the potential payments to Ms. Ritzcovan assuming her employment was terminated or a change in control occurred on December 31, 2014.

Benefits and Payments	Termination by the Company without Cause or by Ms. Ritzcovan for Good Reason Following a Change in Control(1)	Termination upon Death or Disability(2)	Termination by the Company without Cause or by Ms. Ritzcovan for Good Reason Prior to a Change in Control(3)
Base Salary	$155,000	$—	$155,000
Bonus	$19,384	$13,505	$19,384
Acceleration of Vesting of Equity Awards:
Stock Options(4)	$1,640	$1,640	$—
Time-Based Restricted Stock Units(5)	$117,769	$117,769	$—
Performance-Based Restricted Stock Units(5)	$—	$—	$—
Long-Term Overachievement Performance Awards(5)	$—	$—	$—
Total	$293,793	$132,914	$174,384

(1)
In the event of Ms. Ritzcovan's involuntary termination of employment by the Company without cause or her voluntary termination of employment for good reason within six months following her termination of employment but following a change in control, assuming such termination and change in control occurred on December 31, 2014, pursuant to her employment agreement, as described above, she is entitled to (a) 6 months of her base salary, plus (b) an amount equal to

  100% of her target bonus for the year, payable in a lump sum payment. In addition, all of Ms. Ritzcovan's outstanding long-term incentive awards become fully vested.

(2)
In the event of Ms. Ritzcovan's death or her termination of employment by reason of her disability, pursuant to her employment agreement, she is entitled to receive the annual bonus amount, adjusted for Company performance, that would otherwise have been payable had her employment not terminated. In addition, (a) all of Ms. Ritzcovan's long-term incentive awards the vesting of which is time-based shall vest in full on the date of termination, and (b) with respect to each long-term incentive award the vesting of which is performance-based, Ms. Ritzcovan (or her estate, if applicable) shall remain eligible to vest in such portion of the performance award as is attributable to the performance period(s) then-underway at the time of termination (and which are scheduled to terminate on or before the December 31 following the date of termination) based on actual performance relative to the performance goals applicable to such performance period(s), which vesting and, if applicable, settlement shall be effective on the last day of the current performance period (or such other vesting and, if applicable, settlement date as may be provided in the agreement evidencing the performance award, but in no event later than March 15 of the calendar year following the year in which the date of termination occurs).

(3)
In the event Ms. Ritzcovan is terminated by the Company without cause or by Ms. Ritzcovan for good reason, in each case within six months following her termination of employment but prior to a change in control, pursuant to her employment agreement, as described above, she is entitled to (a) 6 months of her base salary, plus (b) a prorated target bonus for the year, payable in a lump sum payment. Ms. Ritzcovan's equity awards will vest as follows: (a) with respect to time-based long-term incentive awards, the portion of such awards as would have vested during the calendar year in which the date of termination occurs, pro-rated based on the number of full calendar quarters that the executive was employed during such calendar year prior to the date of termination; and (b) with respect to any long-term incentive award the vesting of which is performance-based, she will remain eligible to vest in the portion of such awards as would have vested based on the Company's performance relative to the applicable performance goals following the conclusion of the applicable performance period(s), pro-rated based on the number of full calendar quarters that the executive was employed during such performance period(s) prior to the date of termination, with the vesting and/or settlement of any performance-based long-term incentive awards to be effective at the time originally scheduled under the terms of the applicable award.

(4)
The value upon acceleration of the outstanding stock options held by Ms. Ritzcovan is equal to the excess of the closing price of the Company's common stock on December 31, 2014 ($6.26) over the exercise price of her outstanding options ($6.20).

(5)
Value upon acceleration is calculated using the closing price of the Company's common stock on December 31, 2014 ($6.26).

  Sean Markowitz

        The following table summarizes the potential payments to Mr. Markowitz assuming his employment was terminated or a change in control occurred on December 31, 2014. As described above, Mr. Markowitz's employment with us terminated in April 2015 and his actual termination payments are described above under "—Executive Employment and Transition Agreements—Markowitz Separation Agreement."

Benefits and Payments	Termination by the Company without Cause or by Mr. Markowitz for Good Reason Following a Change in Control(1)	Termination upon Death or Disability(2)	Termination by the Company without Cause or by Mr. Markowitz for Good Reason Prior to a Change in Control(3)
Base Salary	$295,000	$—	$295,000
Bonus	$147,500	$108,413	$147,500
Acceleration of Vesting of Equity Awards:
Stock Options(4)	$—	$—	$—
Time-Based Restricted Stock Units(5)	$83,333	$83,333	$23,135
Performance-Based Restricted Stock Units(5)	$125,000	$76,389	$76,389
Long-Term Overachievement Performance Awards(5)	$—	$—	$—
Total	$650,833	$268,135	$542,024

(1)
In the event of Mr. Markowitz's involuntary termination of employment by the Company without cause or his voluntary termination of employment for good reason following a change in control, assuming such termination and change in control occurred on December 31, 2014, pursuant to his employment agreement, as described above, he is entitled to (a) 12 months of his base salary, plus (b) an amount equal to 100% of his target bonus for the year, payable in a lump sum payment. In addition, all of Mr. Markowitz's outstanding long-term incentive awards become fully vested. For purposes of the table above, all performance-based RSUs have been included assuming target level of performance.

(2)
In the event of Mr. Markowitz's death or his termination of employment by reason of his disability, pursuant to his employment agreement, he is entitled to receive the annual bonus amount, adjusted for Company performance, that would otherwise have been payable had his employment not terminated. In addition, (a) all of Mr. Markowitz's long-term incentive awards the vesting of which is time-based shall vest in full on the date of termination, and (b) with respect to each long-term incentive award the vesting of which is performance-based, Mr. Markowitz (or his estate, if applicable) shall remain eligible to vest in such portion of the performance award as is attributable to the performance period(s) then-underway at the time of termination (and which are scheduled to terminate on or before the December 31 following the date of termination) based on actual performance relative to the performance goals applicable to such performance period(s), which vesting and, if applicable, settlement shall be effective on the last day of the current performance period (or such other vesting and, if applicable, settlement date as may be provided in the agreement evidencing the performance award, but in no event later than March 15 of the calendar year following the year in which the date of termination occurs).

(3)
In the event Mr. Markowitz is terminated by the Company without cause or by Mr. Markowitz for good reason, in each case prior to a change in control, pursuant to his employment agreement, as described above, he is entitled to (a) 12 months of his base salary, plus (b) a prorated target bonus for the year, payable in a lump sum payment. Mr. Markowitz's equity awards will vest as follows: (a) with respect to time-based long-term incentive awards, the portion of such awards as would have vested during the calendar year in which the date of termination occurs, pro-rated based on the number of full calendar quarters that the executive was employed during such calendar year prior to the date of termination; and (b) with respect to any long-term incentive award the vesting of which is performance-based, he will remain eligible to vest in the portion of such awards as would have vested based on the Company's performance relative to the applicable performance goals following the conclusion of the applicable performance period(s), pro-rated based on the number of full calendar quarters that the executive was employed during such performance period(s) prior to the date of termination, with the vesting and/or settlement of any performance-based long-term incentive awards to be effective at the time originally scheduled under the terms of the applicable award.

(4)
The value upon acceleration of the outstanding stock options held by Mr. Markowitz is zero, as the exercise price of his outstanding options ($12.39) exceeds the closing price of the Company's common stock on December 31, 2014 ($6.26).

(5)
Value upon acceleration is calculated using the closing price of the Company's common stock on December 31, 2014 ($6.26).

  Director Compensation

        Mr. Nguyen is not paid any fees or other compensation for services as a member of our Board of Directors or of any committee of our Board of Directors.

        Pursuant to our director compensation policy, each non-employee director receives an annual cash retainer of $30,000. The independent chairman of our Board of Directors also receives an additional annual retainer of $70,000 ($20,000 in cash, and a restricted stock unit award for a number of shares determined by dividing $50,000 by the trailing 20-trading day volume weighted average price of our common stock as reported on the NASDAQ Global Select Market). In addition, the chairman of each committee receives an additional annual cash retainer as follows:

Audit Committee Chairman Retainer	$20,000
Compensation Committee Chairman Retainer	$15,000
Nominating Committee Chairman Retainer	$10,000

        In addition, members of any committee who do not serve as chairman of such committee receive an additional retainer of $5,000 per committee. Fees are not paid based on the number of meetings held or attended. We also reimburse expenses incurred in attending meetings.

        Each non-employee director also receives an annual restricted stock unit award for a number of shares determined by dividing $115,000 by the trailing 20-trading day volume weighted average price of our common stock as reported on the NASDAQ Global Select Market. These annual awards will vest on the first anniversary of the date of grant. In addition, all of these awards will vest in the event of a change of control.

        The following table sets forth a summary of the compensation paid to our non-employee directors pursuant to the Company's compensation policies for the fiscal year ended December 31, 2014.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Other Compensation ($)	Total ($)
Scott K. Ginsburg	30,000	129,450	—	159,450
Xavier A. Gutierrez	45,000	129,450	—	174,450
John R. Harris	50,000	185,726	—	235,726
Adam Klein	45,000	129,450	—	174,450
Cecil H. Moore Jr.	50,000	129,450	—	179,450
Stephen E. Recht	40,000	129,450	—	169,450

(1)
Neil Nguyen, our President and Chief Executive Officer, is not included in this table because he is an employee and thus receives no compensation for his service as a director. The compensation received by Mr. Nguyen as an employee is shown in the Summary Compensation Table above.

(2)
Represents the grant date fair value of equity awards granted to the non-employee directors during 2014 determined in accordance with ASC Topic 718, Compensation—Stock Compensation (ASC Topic 718). See Note 10 to our Consolidated and Combined Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for details as to the assumptions used to determine the fair value of stock awards. Amounts shown are based on the full grant date fair value of the entire award, regardless of vesting requirements. As of December 31, 2014, our non-employee directors each held 10,448 restricted stock units, other than John Harris, who held 14,990 restricted stock units.

  Risk Assessment of Compensation Program

        In April 2015, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are reasonably likely to have a material adverse effect on us. As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, short-term incentive compensation and long-term incentive compensation. Management's risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to our Compensation Committee.

  Compensation Committee Interlocks and Insider Participation

        The current members of the Compensation Committee are Messrs. Gutierrez (Chairman) and Recht. All current members of the Compensation Committee are "independent directors" as defined under the NASDAQ Marketplace Rules. None of these individuals were at any time during 2014, or at any other time, an officer or employee of the Company.

        No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth certain equity compensation plan information for the Company as of December 31, 2014.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column(a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,119,022	(1)	$12.39	3,389,471
Equity compensation plans not approved by security holders	—		—	—

Total	1,119,022		—	3,389,471

(1)
Includes 196,199 performance-based RSUs outstanding at December 31, 2014 based on "target" performance.

 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the beneficial ownership of Sizmek's common stock as of September 21, 2015, except as noted, by (1) each person known by us to be a beneficial owner of 5% or more of Sizmek's outstanding common stock, (2) each of Sizmek's directors and named executive officers and (3) all of Sizmek's directors and executive officers of Sizmek as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

        The percentage ownership is based upon 29,581,725 shares of common stock outstanding as of September 21, 2015.

        For purposes of the table below, we deem shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days of September 21, 2015 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned as of September 21, 2015(1)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Scott K. Ginsburg(2) Moon Doggie Family Partnership	3,335,406	11.3%
Neil H. Nguyen	766,532	2.6%
Kenneth J. Saunders	22,383	*
Elizabeth Ritzcovan	0	*
Sean N. Markowitz(3)	49,428	*
Craig E. Holmes(4)	73,439	*
Andy Ellenthal(5)	103,698	*
John R. Harris	35,695	*
Cecil H. Moore Jr.	33,653	*
Xavier A. Gutierrez	10,458	*
Adam Klein	10,448	*
Stephen E. Recht	10,448	*
Meruelo Investment Partners LLC(6) 9550 Firestone Blvd, Suite 105 Downey, CA 90241	4,023,570	13.6%
BlackRock Inc.(7) 55 East 52nd Street New York, NY 10022	2,666,779	9.0%
Roumell Asset Management, LLC(8) 2 Wisconsin Circle, Suite 660, Chevy Chase, MD 20815	1,756,648	5.9%
R&D Bauer Ventures, L.P.(9) 4400 Post Oak Parkway, Suite 2160 Houston, TX 77027	1,620,616	5.5%
All directors and executive officers as a group (12 persons)	4,451,588	15.0%

*
Less than 1% of the Company's common stock.

(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of each beneficial owner listed is 500 West 5th Street, Suite 900, Austin, TX 78701.

(2)
Includes 3,032,894 shares held of record by Scott K. Ginsburg, 1,660 shares held as parent/guardian of minors and 300,852 shares held in the name of Moon Doggie Family Partnership, L.P. (Scott K. Ginsburg is the sole general partner of Moon Doggie Family Partnership, L.P.).

(3)
Based on Form 4 filed March 3, 2015.

(4)
Based on Form 4 filed March 7, 2014.

(5)
Based on Form 4 filed March 4, 2014.

(6)
Based on a Schedule 13D/A filed March 19, 2015. Meruelo Investment Partners LLC has sole voting power and sole dispositive power with respect to 4,022,570 shares and Alex Meruelo Living Trust has sole voting power and sole dispositive power with respect to 1,000 shares, which are included as part of the "group" within the meaning of Section 13(d)(3) of the Exchange Act.

(7)
Based on a Schedule 13G filed February 2, 2015. BlackRock Inc. has sole voting power with respect to 2,556,943 shares and sole dispositive power with respect to 2,666,779 shares.

(8)
Based on a Schedule 13G filed February 9, 2015. Roumell Asset Management, LLC ("RAM") has sole voting power and sole dispositive power with respect to 484,850 shares and has shared voting power and shared dispositive power with respect to 1,267,908 shares. James C. Roumell, the President of RAM, has sole voting power and sole dispositive power with respect to 488,740 shares and has shared voting power and shared dispositive power with respect to 1,267,908 shares, which are included as part of the "group" within the meaning of Section 13(d)(3) of the Exchange Act.

(9)
Based on a Schedule 13G/A filed February 9, 2015. Includes 1,610,916 shares directly owned by R&D Bauer Ventures, L.P., a Texas limited partnership, the general partner of which is RBDB Interest, L.L.C., a Texas limited liability company. RBDB Interest, L.L.C. is owned by (a) Charles Douglas Bauer and (b) the RJB 2009 Trust. The RJB 2009 Trust, of which Charles Douglas Bauer is trustee, is also a limited partner of R&D Bauer Ventures, L.P. Also included as part of the "group" within the meaning of Section 13(d)(3) of the Exchange Act are (a) 4,000 shares directly owned by Charles Douglas Bauer, (b) 1,700 shares directly owned by a SEP IRA for the benefit of Charles Douglas Bauer and (c) 4,000 shares directly owned by the Ruth Bauer 2001 Management Trust, of which of which Charles Douglas Bauer is trustee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

        Our Audit Committee reviews and approves in advance all related party transactions requiring disclosure under Item 404 of Regulation S-K in accordance with its written policies and procedures relating to related party transactions in order to determine whether or not the proposed transaction is fair to, and in the best interests of the Company.

        Since the beginning of the Company's last fiscal year, none of the Company's directors, executive officers or 5% shareholders, or their immediate family members, have entered into any transaction or series of similar transactions with the Company that require disclosure under Item 404 of the SEC's Regulation S-K and no such transactions are currently proposed.

        The information required by Item 407(a) of Regulation S-K relating to director independence is found above in "Board Composition and Director Independence."

Director Independence

        The Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of Messrs. Gutierrez, Harris, Klein, Moore and Recht is independent from our management, and is an "independent director" as defined under the NASDAQ Marketplace Rules. This means that none of those directors (1) is an officer or employee of the Company or any of our subsidiaries or (2) has any direct or indirect relationship with us that would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. As a result, the Company has a majority of independent directors as required by the NASDAQ Marketplace Rules.

AUDIT COMMITTEE REPORT

        Our Audit Committee of the Board of Directors is comprised of 3 directors and operates under a written charter adopted by the Board of Directors. All members of our Audit Committee meet the independence standards established by the Board of Directors and the NASDAQ and promulgated by the SEC under the Sarbanes-Oxley Act of 2002. One member of our Audit Committee meets the audit committee financial expert requirements under the applicable SEC rules. The Audit Committee charter is available on our website at www.sizmek.com under the corporate governance section, and our Audit Committee reviews the adequacy of and compliance with such charter annually.

        Our management is responsible for, among other things, preparing our consolidated and combined financial statements in accordance with generally accepted accounting principles in the United States, or "GAAP", establishing and maintaining internal control over financial reporting (as defined in Securities Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing our consolidated and combined financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or "PCAOB", and for expressing an opinion on the conformity of the financial statements with GAAP. Our independent registered public accounting firm is also responsible for auditing our internal control over financial reporting in accordance with such standards and for expressing an opinion on our internal over financial reporting.

        Our Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of our financial reporting process and the audits of our consolidated and combined financial statements and our internal control over financial reporting. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. As part of fulfilling this responsibility, our Audit Committee engages in an annual evaluation of, among other things, the firm's qualifications, competence, integrity, expertise, performance, independence and communications with the Committee (including these factors as they relate specifically to the firm's lead audit engagement partner), and whether the current firm should be retained for the upcoming year's audit. Our Audit Committee discusses with our independent registered public accounting firm the overall scope and plans for the audits they will perform, and we meet with the firm throughout the year, both with and without management being present, to monitor the firm's execution of and results obtained from their audits. Our Audit Committee performs other activities throughout the year, in accordance with the responsibilities of the Audit Committee specified in the Audit Committee charter.

        In its oversight role, our Audit Committee reviewed and discussed our audited consolidated and combined financial statements and our internal control over financial reporting with management and with Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global ("KFGK"), our independent registered public accounting firm for 2014. Management and KFGK indicated that our consolidated and combined financial statements as of and for the year ended December 31, 2014 were fairly stated in accordance with GAAP and that our internal control over financial reporting was effective as of December 31, 2014. Our Audit Committee discussed with KFGK and management the significant accounting policies used and significant estimates made by management in the preparation of our audited consolidated and combined financial statements, and the overall quality of management's financial reporting process. Our Audit Committee and KFGK also discussed any issues deemed significant by KFGK or the committee, including the matters required to be discussed pursuant to the auditing standards of the PCAOB, the rules of the SEC, and other applicable regulations. KFGK has provided to our Audit Committee written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and our Audit Committee discussed with KFGK the firm's independence. Our Audit Committee also concluded that KFGK's provision of other permitted non-audit services to us and our related entities is compatible with KFGK's independence.

        Based upon the foregoing considerations, our Audit Committee recommended to the Board of Directors that our audited consolidated and combined financial statements be included in our 2014 Annual Report on Form 10-K/A for filing with the SEC.

        Members of our Audit Committee of the Board of Directors respectfully submit the foregoing report.

Cecil H. Moore, Jr Chairman of our Audit Committee	Adam Klein Member of our Audit Committee	Stephen E. Recht Member of our Audit Committee

PRINCIPAL ACCOUNTING FEES AND SERVICES

  Independent Registered Public Accounting Firm Fees

        The following is a summary of the fees billed to the Company by the principal accountant for professional services rendered for the years ended December 31, 2014 and 2013:

	Years Ended December 31,
	2014	2013
Audit Fees	$401,534	$280,000
Audit-Related Fees	42,546	—
Tax Fees	178,742	—
All Other Fees	2,820	—
Total	$625,643	$280,000

        Aggregate fees billed to the Company for the year ended December 31, 2013 represent fees billed by KFGK and related affiliates following the spin-off from DG on February 7, 2014. Prior to the spin-off, DG paid all audit, audit-related, tax and other fees.

  Audit Fees

        We paid KFGK $401,534 and $280,000 in Audit Fees during 2014 and 2013, respectively. These are fees for professional services for the audit of the Company's annual financial statements, and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements, including fees relating to compliance with the provisions of Section 404 of Sarbanes-Oxley, fees for reviews of our equity offerings and related comfort letters, and audits of acquired entities.

  Audit-Related Fees

        We paid KFGK $42,546 in 2014 for fees related to their review by the Public Company Accounting Oversight Board, as well as fees related to the spin-off from DG.

  Tax Fees

        We paid KFGK $178,742 in 2014 for tax consultation services related to our international operations, and elimination and integration of certain acquired foreign entities into our existing organization structure.

  All Other Fees

        We paid KFGK $2,820 in 2014 for assistance with international immigration services for one of our employees.

Attendance of Auditors at Annual Meeting

        Representatives of our independent registered public accounting firm are not expected to be present at the Annual Meeting.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Company's Independent Registered Public Accounting Firm

        Consistent with the policies of the SEC regarding auditor independence, the Audit Committee has the responsibility, pursuant to its written Charter, for appointing, setting compensation for and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee's policy is to approve all audit and non-audit services provided by our independent registered public accounting firm prior to the commencement of the services using a combination of pre-approvals for certain engagements up to predetermined dollar thresholds in accordance with the pre-approval policy and specific approvals for certain engagements on a case-by-case basis. The Audit Committee has delegated authority to the Chair of the Audit Committee to pre-approve between committee meetings those services that have not already been pre-approved by the Committee. The Chair is required to report any such pre-approval decisions to the full Committee at its next scheduled meeting.

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee has unanimously approved and voted to recommend that the stockholders ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as independent registered public accountants of the Company for 2015.

        Kost Forer Gabbay & Kasierer has been the Company's independent registered public accountant since April 10, 2014. Although ratification is not required by the Company's Bylaws, the Board of Directors is submitting the selection of Kost Forer Gabbay & Kasierer to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KOST FORER GABBAY & KASIERER, A MEMBER OF ERNST & YOUNG GLOBAL, AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR 2015 AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL FOUR: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2014 INCENTIVE AWARD PLAN

        We are asking the Company's stockholders to vote for approval of the amendment and restatement of our 2014 Incentive Award Plan (the "2014 Plan"). The amended and restated 2014 Plan is referred to in this proposal as the "Restated Plan." On September     , 2015, the Board of Directors unanimously approved the Restated Plan, subject to stockholder approval. The Restated Plan will become effective upon approval of the Restated Plan by our stockholders at the Annual Meeting. If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the existing 2014 Plan will continue in full force and effect, and we may continue to grant awards under the 2014 Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

        The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself. The Restated Plan is attached to this Proxy Statement as Appendix A.

Description of Proposed Amendments

        No Increase in Share Reserve.    The Restated Plan does not increase the number of shares authorized for issuance and the authorized share limit from the existing 2014 Plan will continue to apply.

        Stockholder Approval Under Section 162(m) of the Code.    Our stockholders are being asked to approve the Restated Plan to satisfy the stockholder approval requirements of Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code") and to approve the material terms of the performance goals for awards that may be granted under the Restated Plan as required under Section 162(m). In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to our Chief Executive Officer or any of our three other most highly compensated executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year generally is not deductible. However, compensation that qualifies as "performance-based" under Section 162(m) does not count against the $1 million deduction limitation. One of the requirements of "performance-based" compensation for purposes of Section 162(m) is that the material terms of the plan under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Restated Plan is discussed below, and stockholder approval of this Proposal 4 is intended to constitute approval of the material terms of the Restated Plan for purposes of the stockholder approval requirements of Section 162(m).

        Stockholder approval of the Restated Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts realized under the Restated Plan to qualify for the "performance-based" compensation exemption under Section 162(m), and submission of the material terms of the Restated Plan performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct all compensation under the Restated Plan. Nothing in this proposal precludes us or the plan administrator from making any payment or granting awards that do not qualify for tax deductibility under Section 162(m).

        Other Amendment—Limit on Director Compensation.    The Restated Plan also establishes an annual limit on the compensation that may be paid to a non-employee director in any one calendar year.

        The Restated Plan is not being amended in any material respect other than to reflect the changes described above.

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

        The table below presents information about the number of shares that were subject to various outstanding equity awards under the 2014 Plan, and the shares remaining available for issuance under such plan, each at August 31, 2015. The 2014 Plan is the only equity incentive plan we currently have in place.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
Options outstanding	693,928	2%	$4,559,107
Restricted stock units outstanding(3)	1,122,841	4%	$7,377,065
Shares remaining available for grant	2,509,710	8%	$16,488,795
Weighted average exercise price of outstanding options	$9.00
Weighted average remaining term of outstanding options	8.95 years

(1)
Based on 29,581,725 shares of our common stock outstanding as of August 31, 2015.

(2)
Based on the closing price of our common stock on August 31, 2015 of $6.57 per share.

(3)
Performance-based restricted stock units reflected at "target" levels.

        In determining whether to approve the Restated Plan, including maintaining the share reserve under the Restated Plan at the same level as the share reserve under the existing 2014 Plan, our Board of Directors considered the following:

  •
  The number of shares of our common stock that may be issued pursuant to awards granted under the Restated Plan shall not exceed, in the aggregate, 4,500,000 shares, which is the same as the existing share reserve under the 2014 Plan.

  •
  In determining not to increase the share reserve under the Restated Plan over the existing share reserve under the existing 2014 Plan, our Board of Directors considered the number of equity awards granted by our company under the 2014 Plan since the spin-off. In fiscal year 2014, equity awards representing a total of approximately 1,250,457 shares were granted under the existing 2014 Plan, for an annual equity burn rate of 4.1%. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the number of shares outstanding at the end of the period.

  •
  We expect the proposed aggregate share reserve under the Restated Plan to provide us with enough shares for awards for approximately 2 years, assuming we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and further dependent on the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards under the existing 2014 Plan, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Restated Plan could last for a shorter or longer time.

  •
  In fiscal year 2014, the end of year overhang rate was approximately 15%. If the Restated Plan is approved, we expect our overhang at the end of 2015 will be unchanged from the level at the end of 2014. Overhang is calculated by dividing (1) the sum of the number of shares subject to equity awards outstanding at the end of the fiscal year plus shares remaining available for issuance for future awards at the end of the fiscal year by (2) the number of shares outstanding at the end of the fiscal year.

        In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board of Directors has determined that the size of the share reserve under the Restated Plan is reasonable and appropriate at this time. Our Board of Directors will not create a subcommittee to evaluate the risk and benefits of issuing shares under the Restated Plan.

Compensation and Governance Best Practices

        The Restated Plan reflects a broad range of compensation and governance best practices, with some of the key features of the Restated Plan as follows:

  •
  No Increase to Shares Available for Issuance without Stockholder Approval.  Without stockholder approval, the Restated Plan prohibits any alteration or amendment that operates to increase the total number of shares of common stock that may be issued under the Restated Plan (other than adjustments in connection with certain corporate reorganizations and other events).

  •
  No Single-Trigger Vesting of Awards.  The Restated Plan does not have single-trigger accelerated vesting provisions for changes in control.

  •
  Limitations on Dividend Payments on Performance Awards.  Dividends and dividend equivalents may not be paid on awards subject to performance vesting conditions unless and until such conditions are met.

  •
  Limitations on Grants.  The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Restated Plan during any fiscal year is 4,500,000. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. The maximum amount that may be paid in cash to any one participant during any fiscal year pursuant to awards initially payable in cash granted under the Restated Plan is $10,000,000.

  •
  No Repricing or Replacement of Options or Stock Appreciation Rights.  The Restated Plan prohibits, without stockholder approval: (1) the amendment of options or stock appreciation rights to reduce the exercise price, and (2) the replacement of an option or stock appreciation right with cash or any other award when the exercise or base price per share of the option or stock appreciation right exceeds the fair market value of the underlying shares, except with respect to any Substitute Award (as defined in "Limitations on Awards and Shares Available" below).

  •
  No In-the-Money Option or Stock Appreciation Right Grants.  The Restated Plan prohibits the grant of options or stock appreciation rights with an exercise or base price less than 100% of the fair market value of our common stock on the date of grant.

  •
  Independent Administration.  The Compensation Committee of the Board of Directors, which consists of only non-employee directors, generally will administer the Restated Plan if it is approved by stockholders, and only the Compensation Committee may make grants of awards to persons who are subject to Section 16 of the Exchange Act and persons who are "covered employees" within the meaning of Section 162(m) of the Code. The Compensation Committee may delegate certain of its duties and authorities to a subcommittee for awards to certain non-executive employees.

Stockholder Approval Requirement

        Stockholder approval of the Restated Plan is necessary in order for us to (1) meet the stockholder approval requirements of Nasdaq, (2) take tax deductions for certain compensation resulting from awards granted thereunder intended to qualify as performance-based compensation under Section 162(m) of the Code, and (3) grant incentive stock options ("ISOs") thereunder.

        Specifically, approval of the Restated Plan will constitute approval of the material terms of the Restated Plan pursuant to the stockholder approval requirements of Section 162(m), as discussed above, which will enable (but not require) us to award performance-based compensation within the meaning of Section 162(m) through our 2020 annual meeting of stockholders, preserving the deductibility of these awards for federal income tax purposes. In addition, approval of the Restated Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the Code relating to ISOs.

        If the Restated Plan is not approved by our stockholders, the Restated Plan will not become effective, the Existing Plan will continue in full force and effect, and we may continue to grant awards under the Existing Plan, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

Summary of the Restated Plan

  Purpose

        The purpose of the Restated Plan is to promote our success and enhance our value by linking the individual interests of the members of the Board of Directors and our employees and consultants to those of our stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to our stockholders. The Restated Plan is further intended to provide us flexibility in our ability to motivate, attract, and retain the services of members of the Board of Directors, our employees and our consultants upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

  Administration

        The Restated Plan will be administered by the Compensation Committee of the Board of Directors, which may delegate its duties and responsibilities to subcommittees of our directors and/or officers for awards to certain non-executive employees, subject to certain limitations that may be imposed under applicable law or regulation, including Section 162(m) of the Code, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The full Board of Directors will administer the Restated Plan with respect to awards to members of the Board of Directors. The Compensation Committee, or the Board of Directors, as applicable, is referred to as the "Administrator" of the Restated Plan. The Administrator will have the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Restated Plan, subject to its express terms and conditions.

Eligibility

        All of our employees and consultants, and employees and consultants of our subsidiaries and affiliates, and members of the Board of Directors, are eligible to receive awards under the Restated Plan. As of August 31, 2015, we had approximately 933 employees, 90 consultants, and 6 non-employee directors, who were eligible to participate in the 2014 Plan.

Limitation on Awards and Shares Available

        A total of 4,500,000 shares of our common stock will be reserved for issuance under the Restated Plan, which is the same share reserve as under the existing 2014 Plan. The shares of our common stock covered by the Restated Plan may be shares in treasury, authorized but unissued shares, or shares purchased in the open market. As of August 31, 2015, 2,509,710 shares remained available for issuance under the 2014 Plan, and 1,816,769 shares were subject to outstanding awards under the 2014 Plan

        If any award under the Restated Plan is forfeited or expires or such award is settled for cash, then any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Restated Plan. In addition, any shares tendered or withheld to satisfy the exercise price of an option or any tax withholding obligation pursuant to any award under the Restated Plan, any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on its exercise and any shares purchased on the open market with the cash proceeds from the exercise of options will again be available for issuance under the Restated Plan. Any shares subject to awards under the Restated Plan forfeited or repurchased by us at the same price paid by the holder of such shares, or less, will again be available for issuance under the Restated Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Restated Plan.

        Awards granted under the Restated Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by an entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock (but not awards made in connection with the cancellation and repricing of an option or stock appreciation right), each a "Substitute Award," will not reduce the shares authorized for grant under the Restated Plan. Additionally, in the event that a company acquired by us or any of our subsidiaries or affiliates or with which we or any of our subsidiaries or affiliates combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan may be used for awards under the Restated Plan and will not reduce the shares authorized for grant under the Restated Plan, absent the acquisition or combination, and will only be made to individuals who were not employed by or providing services to us or any of our subsidiaries or affiliates immediately prior to such acquisition or combination.

        The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Restated Plan during any fiscal year is 4,500,000 and the maximum amount that may be paid in cash to any one participant during any fiscal year is $10,000,000.

Awards

        The Restated Plan provides for the grant of ISOs, non-qualified stock options, stock appreciation rights, restricted stock units, restricted stock, performance awards, dividend equivalents, and stock payments.

        Stock options, including ISOs, as defined under Section 422 of the Code, and non-qualified stock options may be granted pursuant to the Restated Plan. The option exercise price of all stock options granted pursuant to the Restated Plan will not be less than 100% of the fair market value of our common stock on the date of grant. In general, the fair market value shall be the closing sales price for a share of our common stock as quoted on the principal securities market on which shares of our common stock are traded on the date of grant. Stock options may vest and become exercisable as determined by the Administrator, but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than ten percent of the total combined voting power of all classes of our stock, however, shall have an exercise price that is not less than 110% of the fair market value of our common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed

$100,000, or such other amount as Section 422 of the Code provides. Generally, an option may only be exercised while such person remains an employee or non-employee director of us or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder's termination of service with us or one of our subsidiaries or affiliates.

        Stock appreciation rights may be granted pursuant to the Restated Plan. A stock appreciation right entitles its holder, upon exercise of all or a portion of the stock appreciation right (the number of shares of which are the "base shares"), to receive from us an amount determined by multiplying the difference obtained by subtracting the exercise or base price per share of the stock appreciation right from the fair market value at the time of exercise of the stock appreciation right by the number of shares with respect to which the stock appreciation right has been exercised (in the event the stock appreciation right is settled in shares, the shares obtained are the "gain shares"), subject to any limitations imposed by the Administrator. The exercise or base price per share subject to a stock appreciation right will be set by the Administrator, but may not be less than 100% of the fair market value on the date the stock appreciation right is granted. The Administrator determines the period during which the right to exercise the stock appreciation right vests in the holder, but in no event may a stock appreciation right have a term extending beyond the tenth anniversary of the date of grant. Payment pursuant to the stock appreciation right awards may be in cash, shares, or a combination of both, as determined by the Administrator. Generally, a stock appreciation right may only be exercised while such person remains an employee or non-employee director of us or one of our subsidiaries or affiliates or for a specified period of time (up to the remainder of the award term) following the holder's termination of service with us or one of our subsidiaries or affiliates.

        Restricted stock units may be granted pursuant to the Restated Plan. A restricted stock unit award provides for the issuance of our common stock at a future date upon the satisfaction of specific conditions set forth in the applicable award agreement. The Administrator will specify the dates on which the restricted stock units will become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on achieving one or more of the performance criteria listed below, or other specific criteria, including service to us or any of our subsidiaries or affiliates. Restricted stock units generally will be forfeited and the underlying shares of our common stock will not be issued, if the applicable vesting conditions are not met. The Administrator will specify, or permit the restricted stock unit holder to elect, the conditions and dates upon which the shares underlying the vested restricted stock units will be issued (subject to compliance with the deferred compensation requirements of Section 409A of the Code). Restricted stock units may be paid in cash, shares, or both, as determined by the Administrator. Restricted stock units may constitute, or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

        Restricted stock may be granted pursuant to the Restated Plan. A restricted stock award is the grant of shares of our common stock at a price determined by the Administrator, if any, to be paid by the holder to us with respect to any restricted stock award, with cash, services or any other consideration that the Administrator deems acceptable, subject to the requirements of law. Restricted stock generally may be repurchased by us at the original purchase price (or less), if any, or forfeited, if the vesting conditions and other restrictions are not met. Conditions may be based on continuing service to us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria. During the period of restriction, participants holding shares of restricted stock have full voting and dividend rights with respect to such shares unless otherwise provided by the Administrator. In addition, with respect to a share of restricted stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of restricted stock vests.

        Dividend equivalents may be granted pursuant to the Restated Plan, except that no dividend equivalents may be payable with respect to options or stock appreciation rights pursuant to the Restated Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. Dividend equivalents that are granted by the Administrator are credited as of dividend payments dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Administrator. Such dividend equivalents will be converted to cash or additional shares of our common stock by such formula, at such time and subject to such limitations as may be determined by the Administrator. In addition, dividend equivalents with respect to an award with performance-based vesting that are based on dividends paid prior to vesting shall only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests.

        Stock payments may be granted pursuant to the Restated Plan. A stock payment is a payment in the form of shares of our common stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment will be determined by the Administrator and may be based on continuing service with us or any of our subsidiaries or affiliates or achieving one or more of the performance criteria listed below, or other specific criteria determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a stock payment which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

        Performance awards may also be granted pursuant to the Restated Plan. Performance awards may be granted in the form of cash awards, stock awards or other performance awards that are paid in cash, shares, equity awards or a combination of cash, shares or equity awards. The value of performance awards may be linked to any one or more of the performance criteria listed below, or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator will also determine whether performance awards are intended to be performance-based compensation within the meaning of Section 162(m) of the Code. Following is a brief discussion of the requirements for awards to be treated as performance-based compensation within the meaning of Section 162(m) of the Code.

        Performance-based compensation under Section 162(m).    The Compensation Committee may grant awards to employees who are or may be "covered employees," as defined in Section 162(m) of the Code, that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Under the Restated Plan, these performance-based awards may be stock, equity, or cash awards or a combination. Participants are only entitled to receive payment for a Code Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by our Compensation Committee for the period are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria:

  •
  net earnings (either before or after interest, taxes, depreciation and amortization);

  •
  gross or net sales or revenue;

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  net income (either before or after taxes);

  •
  adjusted net income;

  •
  operating earnings or profit;

  •
  cash flow (including, but not limited to, operating cash flow and free cash flow);

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  return on assets;

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  return on capital or return on invested capital;

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  return on stockholders' equity;

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  total stockholder return;

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  return on sales;

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  gross or net profit or operating margin;

  •
  operating or other costs and expenses;

  •
  improvements in expense levels;

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  working capital;

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  earnings per share;

  •
  adjusted earnings per share;

  •
  total shareholder return;

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  price per share of our common stock;

  •
  implementation or completion of critical projects;

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  market share;

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  economic value,

  •
  comparisons with various stock market indices,

  •
  stockholder's equity;

  •
  market recognition (including but not limited to awards and analyst ratings);

  •
  financial ratios; and

  •
  strategic team goals.

        Any of the foregoing performance criteria may be measured with respect to us, or any subsidiary, affiliate or other internal unit of ours, either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Compensation Committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the performance goals that will be used to measure the performance for the period.

        Except as provided by the Compensation Committee, the achievement of each performance goal will be determined in accordance with applicable accounting principles, international financial reporting standards, or such other accounting principles or standards as may apply to our financial statements under the U.S. federal securities laws from time to time, to the extent applicable. At the time of grant, the Compensation Committee may provide that objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Any such adjustments will be based on one or more of the following:

  •
  items related to a change in accounting principle;

  •
  items relating to financing activities;

  •
  expenses for restructuring or productivity initiatives;

  •
  other non-operating items;

  •
  items related to acquisitions;

  •
  items attributable to the business operations of any entity acquired by us during the performance period;

  •
  items related to the disposal of a business or segment of a business;

  •
  items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards;

  •
  items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period;

  •
  any other items of significant income or expense which are determined to be appropriate adjustments;

  •
  items relating to unusual or extraordinary corporate transactions, events or developments;

  •
  items related to amortization of acquired intangible assets;

  •
  items that are outside the scope of our core, on-going business activities;

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  items related to acquired in-process research and development;

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  items relating to changes in tax laws;

  •
  items relating to major licensing or partnership arrangements;

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  items relating to asset impairment charges;

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  items relating to gains or losses for litigation, arbitration and contractual settlements; or

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  items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

  Director Compensation

        During the term of the Restated Plan, the Board of Directors may establish compensation for non-employee directors from time to time, subject to the limitations in the Restated Plan. The current director compensation policy is described below under "Executive Compensation—Director Compensation." The Board of Directors will from time to time determine the terms, conditions and amounts of all such non-employee director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, which adjustments may be undertaken without stockholder approval, provided that the sum of any cash compensation and the grant date fair value of awards (as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) granted under the Restated Plan to a non-employee director as compensation for services as a non-employee director during any fiscal year of the Company may not exceed $750,000. The Board of Directors may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board of Directors may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

  Payment Methods

        The Administrator will determine the methods by which payments by any award holder with respect to any awards granted under the Restated Plan may be paid, the form of payment, including, without limitation: (1) cash or check; (2) shares of our common stock issuable pursuant to the award or held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a fair market value at the time of delivery equal to the aggregate payments required; (3) other property acceptable to the Administrator (including through the delivery of a notice that the award holder has placed a market sell order with a broker with respect to shares of our common stock then issuable upon exercise or vesting of an award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to us upon settlement of such sale); or (4) other form of legal consideration acceptable to the Administrator. However, no participant who is a member of the Board of Directors or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act will be permitted to make payment with respect to any awards granted under the Restated Plan, or continue any extension of credit with respect to such payment in any method which would violate the prohibitions on loans made or arranged by us as set forth in Section 13(k) of the Exchange Act. Only whole shares of common stock may be purchased or issued pursuant to an award.

  Transferability

        No award under the Restated Plan may be transferred other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued and all restrictions applicable to such shares have lapsed. No award shall be liable for the debts or contracts of the holder or his successors in interest or shall be subject to disposition by any legal or equitable proceedings. During the lifetime of the holder of an award granted under the Restated Plan, only such holder may exercise such award unless it has been disposed of pursuant to a domestic relations order. After the holder's death, any exercisable portion of an award may be exercised by his personal representative or any person empowered to do so under such holder's will or the then applicable laws of descent and distribution until such portion becomes unexercisable under the Restated Plan or the applicable award agreement. Notwithstanding the foregoing, the Administrator may permit an award holder to transfer an award other than an ISO, subject to certain terms and conditions.

  Forfeiture, Recoupment and Clawback Provisions

        Pursuant to its general authority to determine the terms and conditions applicable to awards under the Restated Plan, the Administrator shall have the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by the Company, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

  Adjustment Provisions

        If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our common stock or the share price of our common stock other than an equity restructuring (as defined in the Restated Plan), the Administrator will make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such change with respect to (1) the aggregate number and type of shares that may be issued under the Restated

Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the Restated Plan during any fiscal year), (2) the number and kind of shares, or other securities or property, subject to outstanding awards, (3) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), and (4) the grant or exercise price per share for any outstanding awards under the Restated Plan. If there is any equity restructuring, (x) the number and type of securities subject to each outstanding award and the grant or exercise price per share for each outstanding award, if applicable, will be proportionately adjusted, and (y) the Administrator will make proportionate adjustments to reflect such equity restructuring with respect to the aggregate number and type of shares that may be issued under the Restated Plan (including, but not limited to, adjustments of the number of shares available under the plan and the maximum number of shares which may be subject to one or more awards to a participant pursuant to the plan during any calendar year). Adjustments in the event of an equity restructuring will not be discretionary. Any adjustment affecting an award intended as "qualified performance-based compensation" will be made consistent with the requirements of Section 162(m) of the Code. The Administrator also has the authority under the Restated Plan to take certain other actions with respect to outstanding awards in the event of a corporate transaction, including provision for the cash-out, termination, assumption or substitution of such awards.

  Change in Control

        In the event of the consummation of a merger or consolidation of the Company with or into another entity or the merger of another entity into the Company that results in a Change in Control (as defined in the Restated Plan), each outstanding award will be assumed, or substituted for an equivalent award, by the successor corporation. If the successor corporation does not provide for the assumption or substitution of the awards, all awards shall become fully vested, exercisable and/or payable immediately prior to the consummation of the transaction constituting a Change in Control. Notwithstanding the foregoing, Change in Control terms may be adjusted by individual employment and/or award agreements.

  Amendment and Termination; Repricing Without Stockholder Approval Prohibited

        The Administrator may terminate, amend or modify the Restated Plan at any time; however, except to the extent permitted by the Restated Plan in connection with certain changes in capital structure, stockholder approval must be obtained for any amendment to (1) increase the number of shares available under the Restated Plan, (2) reduce the per share exercise price of the shares subject to any option or stock appreciation right below the per share exercise price as of the date the option or stock appreciation right was granted, and (3) cancel any option or stock appreciation right in exchange for cash or another award when the exercise or base price per share of such option or stock appreciation right exceeds the fair market value of the underlying shares, except with respect to any Substitute Award. The Restated Plan will terminate in December 2023, unless earlier terminated by the Board of Directors.

Federal Income Tax Consequences

        The following is a summary of the general federal income tax consequences to U.S. taxpayers and us of awards granted to U.S. taxpayers under the Restated Plan. Tax consequences for any particular individual may be different.

        If an optionee is granted a non-qualified stock option under the Restated Plan, the optionee should not have taxable income on the grant of the option. Generally, the optionee should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The optionee's basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock at the time the optionee exercises such option. Any subsequent gain or loss will be taxable as a capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the optionee recognizes ordinary income.

        A participant receiving ISOs will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our common stock received over the exercise or base price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value at the time of sale and the exercise or base price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the tax consequences described for nonqualified stock options will apply.

        The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as non-qualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); restricted stock units, stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment based on the fair market value of the award at such time. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

        Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the Restated Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

        Qualified performance-based compensation ("QPBC") is disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more "outside directors," (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the material terms of the plan are disclosed to and approved by the stockholders, (4) for stock options and SARs, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of the option is not less than the fair market value of the stock on the date of grant), and for awards other than options and SARs, established performance criteria that must be met before the award actually will vest or be paid, and (5) in the case of awards other than stock options and SARs, the compensation committee has certified that the performance goals have been met prior to payment.

        The Restated Plan is designed to permit the Compensation Committee to grant awards which may qualify as QPBC under Section 162(m); however, awards granted under the Restated Plan will only be treated as QPBC under Section 162(m) if the awards and the procedures associated with them comply with all other requirements of Section 162(m). As one of the factors in its decisions regarding grants under and administration of the Restated Plan, the Compensation Committee will consider the anticipated effect of Section 162(m). These effects will depend upon a number of factors, including not only whether the grants qualify for the performance exception, but also the timing of executives' vesting in or exercise of previously granted equity awards and receipt of other compensation. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control may also affect the deductibility of compensation. For these and other reasons, the Compensation Committee may make grants that do not qualify for the performance exception and our tax deductions for those grants may be limited or eliminated as a result of the application of Section 162(m).

New Plan Benefits

        The following table sets forth the aggregate number of shares subject to restricted stock units and options granted under the Equity Plan during the last fiscal year.

Name or Group	Number of Shares Subject to Restricted Stock Units Granted (#)(1)	Number of Shares Underlying Options Granted (#)	"Target" Dollar Value of Long-Term Overachievement Performance Awards Granted ($)
Neil H. Nguyen	93,113	58,504	1,280,000
Kenneth A. Saunders	26,346	15,458	—
Elizabeth Ritzcovan	18,813	27,340	—
Craig A. Holmes	49,103	30,852	337,500
Andy Ellenthal	49,103	30,852	337,500
Sean N. Markowitz	33,280	20,910	228,750
All Current Executive Officers as a Group (3 persons)	138,272	101,302	1,280,000
All Current Non-Employee Directors as a Group (6 persons)	67,230	—	—
All Non-Executive Officer Employees as a Group (235 persons)	350,733	474,734	596,000

(1)
Performance-based restricted stock units reflected at "target" levels.

        Our non-employee directors are eligible to receive automatic restricted stock unit awards under our director compensation policy, as described under the heading "Executive Compensation—Director Compensation". All other future awards under the Restated Plan are within the discretion of the Administrator and the benefits of such awards are, therefore, not determinable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2014 INCENTIVE AWARD PLAN.

 STOCKHOLDERS' PROPOSALS

        In order for proposals from stockholders to be included in the proxy materials for the annual meeting in 2016 (the "2016 Annual Meeting"), the proposals must be received by the Company at its principal executive offices at 500 West 5th Street, Suite 900, Austin, TX 78701 not less than 120 calendar days before the date of the first anniversary of the Company's proxy statement released to shareholders for the 2015 Annual Meeting or otherwise in accordance with the requirements of Rule 14a-8.

 OTHER BUSINESS

        Under the Company's Bylaws, for other business to be properly brought before the 2016 Annual Meeting a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year's annual meeting or, in certain circumstances, 10 days following the day on which public disclosure of the date of the annual meeting was first made.

AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. In addition, such reports, proxy statements and other information are available from the EDGAR filings obtained through the SEC's website http://www.sec.gov.

OTHER MATTERS

        The Board of Directors knows of no business other than that set forth above to be transacted at the Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares represented by the proxies in accordance with their best judgment and Rule 14a-4 under the Exchange Act.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        The SEC's rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company's stockholders. The Company has delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact the Company at (512) 469-5900 or in writing at 500 West 5th Street, Suite 900, Austin, TX 78701. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact the Company at the above phone number or address.

By Order of the Board of Directors,

Neil Nguyen Chief Executive Officer

 APPENDIX A

SIZMEK INC.

2014 INCENTIVE AWARD PLAN

(As Amended and Restated Effective November 3, 2015)

ARTICLE 1.

PURPOSE

        The purpose of the Sizmek Inc. 2014 Incentive Award Plan (as it may be amended or restated from time to time, the "Plan") is to promote the success and enhance the value of Sizmek Inc. (the "Company") by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. The Plan provides a mechanism through which the Company may grant equity and equity-based awards as well as cash bonus and other cash awards to Eligible Individuals.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

        Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

        2.1   "Administrator" shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term "Administrator" shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

        2.2   "Affiliate" shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

        2.3   "Applicable Accounting Standards" shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

        2.4   "Applicable Law" shall mean the applicable provisions of the Code, the Securities Act, the Exchange Act any other federal, state or foreign corporate, securities or tax or other laws, rules, requirements or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded and any other applicable law.

        2.5   "Automatic Exercise Date" shall mean, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option Term or Stock Appreciation Right Term that was established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option Term or Stock Appreciation Right Term, as applicable); provided that with respect to an Option or Stock Appreciation Right that has been amended pursuant to this Plan so as to alter the applicable Option Term or Stock Appreciation Right Term, "Automatic Exercise Date" shall mean the last business day of the applicable Option Term or Stock Appreciation Right Term that was established by the Administrator for such Option or Stock Appreciation Right as amended..

        2.6   "Award" shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, "Awards").

        2.7   "Award Agreement" shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

        2.8   "Board" shall mean the Board of Directors of the Company.

        2.9   "Cause" shall mean the occurrence of any of, but not limited to, the following: (a) conviction of a Holder of any felony or any crime involving fraud or dishonesty; (b) a Holder's participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company and/or any Affiliate; (c) conduct by a Holder which, based upon a good faith and reasonable factual investigation by the Company (or, if a Holder is an executive officer, by the Board), demonstrates such Holder's unfitness to serve; (d) a Holder's violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or any Affiliate; (e) a Holder's violation of state or federal law in connection with the Holder's performance of his or her job which has an adverse effect on the Company and/or any Affiliate; and (f) a Holder's violation of Company policy which has a material adverse effect on the Company and/or any Affiliate. Notwithstanding the foregoing, a Holder's Disability shall not constitute Cause as set forth herein. The determination that a termination is for Cause shall be by the Administrator it its sole and exclusive judgment and discretion. Notwithstanding the foregoing, if a Holder is a party to an employment or severance agreement with the Company or any Affiliate in effect as of the date of grant of an Award which defines "Cause" or a similar term, or if an Award Agreement defined "Cause" in a manner that differs from the foregoing definition, "Cause" for purposes of the Plan and such Award shall have the meaning given to such term in such employment or severance agreement or Award Agreement (and if "Cause" or a similar term is defined in both an employment or severance agreement with the Company or any Affiliate in effect as of the date of grant of an Award and in the Award Agreement, the definition of "Cause" in the employment or severance agreement shall take precedence unless expressly otherwise provided in the Award Agreement).

        2.10 "Change in Control" shall mean and includes each of the following:

          (a)   any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

          (b)   the majority of the Board is composed of members who either (i) have served less than 12 months, and were not approved by a majority of the Board at the time of their election or appointment, and/or (ii) were nominated by the Board, or otherwise appointed or elected by or to the Board, pursuant to or in connection with an agreement or understanding to forestall or settle (or otherwise not pursue) a proxy contest involving the Company or any current or prior Affiliate or one or more stockholder proposals to amend (or otherwise relating to) the Company's bylaws, certificate of incorporation or other documents or policies addressing the governance of the Company or rights of Company stockholders;

          (c)   the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their affiliates) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger or consolidation;

          (d)   a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or

          (e)   the sale, lease or other transfer of all or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Exchange Act).

        In addition, if a Change in Control constitutes a payment event with respect to any portion of an Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) must also constitute a "change in control event," as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

        The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

        2.11 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

        2.12 "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

        2.13 "Common Stock" shall mean the common stock of the Company, par value $0.001 per share.

        2.14 "Company" shall have the meaning set forth in Article 1.

        2.15 "Consultant" shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

        2.16 "Covered Employee" shall mean any Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

        2.17 "Director" shall mean a member of the Board, as constituted from time to time.

        2.18 "Director Limit" shall have the meaning provided in Section 4.6 hereof.

        2.19 "Disability" shall mean that the Holder is either (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. For purposes of the Plan, a Holder shall be deemed to have incurred a Disability if the Holder is determined to be totally disabled in accordance with the applicable disability insurance program of the Company's, provided that the definition of "disability" applied under such disability insurance program complies with the requirements of this definition

        2.20 "Dividend Equivalent" shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

        2.21 "DRO" shall mean a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

        2.22 "Eligible Individual" shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

        2.23 "Employee" shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

        2.24 "Equity Restructuring" shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

        2.25 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        2.26 "Expiration Date" shall have the meaning given to such term in Section 13.1.

        2.27 "Fair Market Value" shall mean, as of any given date, the value of a Share determined as follows:

          (a)   If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          (b)   If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (c)   If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

        2.28 "Greater Than 10% Stockholder" shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

        2.29 "Holder" shall mean a person who has been granted an Award.

        2.30 "Incentive Stock Option" shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

        2.31 "Individual Award Limits" shall mean the cash and share limits applicable to Awards granted under the Plan, as set forth in Section 3.3 hereof.

        2.32 "Non-Employee Director" shall mean a Director of the Company who is not an Employee.

        2.33 "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

        2.34 "Option" shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

        2.35 "Option Term" shall have the meaning set forth in Section 6.6.

        2.36 "Original Effective Date" shall mean the day prior to the closing of the transactions contemplated by that certain Separation and Redemption Agreement to be entered into by and between Digital Generation, Inc. and the Company, in substantially the form attached as Exhibit B to the Agreement and Plan of Merger, dated as of August 12, 2013, by and among Extreme Reach, Inc., Dawn Blackhawk Acquisition Corp. and Digital Generation, Inc.

        2.37 "Parent" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        2.38 "Performance Award" shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

        2.39 "Performance-Based Compensation" shall mean any compensation that is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

        2.40 "Performance Criteria" shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

          (a)   The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital or return on invested capital; (ix) return on stockholders' equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) operating or other costs and expenses; (xiv) improvements in expense levels; (xv) working capital; (xvi) earnings per share or adjusted earnings per share; (xvii) total shareholder return; (xviii) price per share of Common Stock; (xix) implementation or completion of critical projects; (xx) market share; (xxi) economic value; (xxii) comparisons with various stock market indices; (xxiii) stockholders' equity; (xxiv) market recognition (including but not limited to awards and analyst ratings); (xxv) financial ratios; and (xxvi) strategic team goals, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

          (b)   The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company's core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

        2.41 "Performance Goals" shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to Applicable Accounting Standards.

        2.42 "Performance Period" shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder's right to, and the payment of, an Award.

        2.43 "Performance Stock Unit" shall mean a Performance Award awarded under Section 9.1 which is denominated in units of value including dollar value of Shares.

        2.44 "Permitted Transferee" shall mean, with respect to a Holder, any "family member" of the Holder, as defined under the instructions to use the Form S-8 Registration Statement under the Securities Act or any other transferee specifically approved by the Administrator, after taking into account Applicable Law.

        2.45 "Plan" shall have the meaning set forth in Article 1.

        2.46 "Program" shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

        2.47 "Restricted Stock" shall mean Common Stock awarded under Article 7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

        2.48 "Restricted Stock Units" shall mean the right to receive Shares or cash awarded under Article 9.

        2.49 "Securities Act" shall mean the Securities Act of 1933, as amended.

        2.50 "Shares" shall mean shares of Common Stock.

        2.51 "Stock Appreciation Right" shall mean a stock appreciation right granted under Article 11.

        2.52 "Stock Appreciation Right Term" shall have the meaning set forth in Section 11.4.

        2.53 "Stock Payment" shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

        2.54 "Subsidiary" shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

        2.55 "Substitute Award" shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term "Substitute Award" be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

        2.56 "Termination of Service" shall mean:

          (a)   As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

          (b)   As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

          (c)   As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

        The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder's employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

 ARTICLE 3.

SHARES SUBJECT TO THE PLAN

        3.1    Number of Shares.

          (a)   Subject to Section 13.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 4,500,000.

          (b)   To the extent all or a portion of an Award is forfeited, expires or is settled for cash (in whole or in part), the Shares subject to such Award or portion thereof, shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. In addition, the following Shares shall be added to the Shares authorized for grant under Section 3.1(a) and will be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by or surrendered to the Company under Section 7.4 so that such Shares are returned to the Company will again be available for future grants of Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

          (c)   Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.

        3.2    Stock Distributed.    Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

        3.3    Limitation on Number of Shares Subject to Awards.    Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any fiscal year of the Company shall be 4,500,000, and no Eligible Individual may be granted, during any fiscal year of the Company, Awards initially payable in cash that could result in such Eligible Individual receiving cash payments exceeding $10,000,000 pursuant to such Awards (together, the "Individual Award Limits"). To the extent required by Section 162(m) of the Code, Shares subject to Awards that are canceled shall continue to be counted against the Award Limits.

 ARTICLE 4.

GRANTING OF AWARDS

        4.1    Participation.    The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

        4.2    Award Agreement.    Unless otherwise determined by the Administrator, each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Holder's Termination of Service, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

        4.3    Limitations Applicable to Section 16 Persons.    Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

        4.4    At-Will Employment; Voluntary Participation.    Nothing in the Plan or in any Program or Award Agreement shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan shall be construed as mandating that any Eligible Individual shall participate in the Plan.

        4.5    Stand-Alone and Tandem Awards.    Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        4.6    Non-Employee Director Compensation.    Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for Non-Employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such Non-Employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Non-Employee Director as compensation for services as a Non-Employee Director during any calendar year of the Company may not exceed $750,000 (the "Director Limit"). The Administrator may make exceptions to this limit for individual Non-Employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Non-Employee Directors.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.

        5.1    Purpose.    The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

        5.2    Applicability.    The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

        5.3    Types of Awards.    Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, Restricted Stock Units that vest and become payable upon the attainment of specified Performance Goals and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

        5.4    Procedures with Respect to Performance-Based Awards.    To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Eligible Individuals which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period.

        5.5    Payment of Performance-Based Awards.    Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

        5.6    Additional Limitations.    Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

OPTIONS

        6.1    Granting of Options to Eligible Individuals.    The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

        6.2    Option Exercise Price.    The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

        6.3    Option Vesting.

          (a)   The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator.

          (b)   No portion of an Option which is unexercisable at a Holder's Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

        6.4    Manner of Exercise.    All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

          (c)   In the event that the Option shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

          (d)   Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

        6.5    Partial Exercise.    An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional Shares unless determined by the Administrator, and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.

        6.6    Option Term.    The term of each Option (the "Option Term") shall be set by the Administrator in its sole discretion; provided, however, that the Option Term shall not be more than 10 years from the date the Option is granted, or 5 years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the last day of the Option Term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the Option Term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

        6.7    Expiration of Option Term: Automatic Exercise of In-The-Money Options.    Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by an Option Holder in writing to the Company, each Option outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Option Holder or the Company be exercised on the Automatic Exercise Date. In the discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 11.1(b) or 11.1(c) and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2. Unless otherwise determined by the Administrator, this Section 6.7 shall not apply to an Option if the Holder of such Option experiences a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 6.7.

        6.8    Qualification of Incentive Stock Options.    No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) of the Company. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an "incentive stock option" under Section 422 of the Code. To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other "incentive stock options" into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

        6.9    Notification Regarding Disposition.    The Holder shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) 2 years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such Shares to such Holder.

        6.10    Substitute Awards.    Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

ARTICLE 7.

RESTRICTED STOCK

        7.1    Award of Restricted Stock.

          (a)   The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

          (b)   The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

        7.2    Rights as Stockholders.    Subject to Section 7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 7.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

        7.3    Restrictions.    All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder's duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

        7.4    Repurchase or Forfeiture of Restricted Stock.    Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, (i) if no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder's rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration, and (ii) if a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement.

        7.5    Certificates for Restricted Stock.    Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may, in it sole discretion, (a) retain physical possession of any stock certificate evidencing shares of Restricted Stock until the restrictions thereon shall have lapsed and/or (b) require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Restricted Stock.

        7.6    Section 83(b) Election.    If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 8.

RESTRICTED STOCK UNITS

        8.1    Grant of Restricted Stock Units.    The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

        8.2    Purchase Price.    The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

        8.3    Vesting of Restricted Stock Units.    At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder's duration of service to the Company or any Affiliate, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

        8.4    Maturity and Payment.    At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise expressly set forth in an applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company's fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, subject to Section 11.4(e), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

        8.5    No Rights as a Stockholder.    Unless otherwise determined by the Administrator, a Holder of Restricted Stock Units shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Holder pursuant to the terms of this Plan and the Award Agreement.

ARTICLE 9.

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS

        9.1    Performance Awards.

          (a)   The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units and Awards of cash bonuses or other cash awards determined in the Administrator's discretion from time to time, to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units and any cash awards, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

          (b)   Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

        9.2    Dividend Equivalents.

          (a)   Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

          (b)   Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

        9.3    Stock Payments.    The Administrator is authorized to make Stock Payments to any Eligible Individual. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder.

        9.4    Term.    The term of a Performance Award, Dividend Equivalent award and/or Stock Payment award shall be set by the Administrator in its sole discretion.

        9.5    Purchase Price.    The Administrator may establish the purchase price of a Performance Award or Shares distributed as a Stock Payment award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

ARTICLE 10.

STOCK APPRECIATION RIGHTS

        10.1    Grant of Stock Appreciation Rights.

          (a)   The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

          (b)   A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

          (c)   Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the Shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided that the excess of: (i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (ii) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

        10.2    Stock Appreciation Right Vesting.

          (a)   The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator, such as performance criteria. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

          (b)   No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

        10.3    Manner of Exercise.    All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

          (a)   A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

          (b)   Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

          (c)   In the event that the Stock Appreciation Right shall be exercised by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

        10.4    Stock Appreciation Right Term.    The term of each Stock Appreciation Right (the "Stock Appreciation Right Term") shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than 10 years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise a vested Stock Appreciation Right, which time period may not extend beyond the expiration date of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

        10.5    Payment.    Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

        10.6    Expiration of Stock Appreciation Right Term: Automatic Exercise of In-The-Money Stock Appreciation Rights.    Unless otherwise provided by the Administrator (in an Award Agreement or otherwise) or as otherwise directed by a Stock Appreciation Right Holder in writing to the Company, each Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per share that is less than the Fair Market Value per share of Common Stock as of such date shall automatically and without further action by the Stock Appreciation Right Holder or the Company be exercised on the Automatic Exercise Date. In the discretion of the Administrator, the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 11.2. Unless otherwise determined by the Administrator, this Section 10.6 shall not apply to a Stock Appreciation Right if the Holder of such Stock Appreciation Right experiences a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an exercise price per share that is equal to or greater than the Fair Market Value per share of Common Stock on the Automatic Exercise Date shall be exercised pursuant to this Section 10.6.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

        11.1    Payment.    The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

        11.2    Tax Withholding.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder's FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement withhold, or allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

        11.3    Transferability of Awards.

          (a)   Except as otherwise provided in Section 11.3(b):

              (i)  No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

             (ii)  No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

            (iii)  During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder's personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.

          (b)   Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); (iii) any transfer of an Award to a Permitted Transferee shall be without consideration; and (iv) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

          (c)   Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. Unless such consent is not required by Applicable Law, if the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder's spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Holder's interest in the Award shall not be effective without the prior written or electronic consent of the Holder's spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is filed with the Administrator prior to the Holder's death.

        11.4    Conditions to Issuance of Shares.

          (a)   Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with Applicable Law.

          (b)   All Share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

          (c)   The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

          (d)   No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

          (e)   Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by Applicable Law, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

        11.5    Forfeiture and Claw-Back Provisions.    Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in an Award Agreement or otherwise, or to require a Holder to agree by separate written or electronic instrument, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law or the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

        11.6    Prohibition on Repricing.    Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award. Furthermore, for purposes of this Section 11.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

 ARTICLE 12.

ADMINISTRATION

        12.1    Administrator.    The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a "non-employee director" as defined by Rule 16b-3 of the Exchange Act or any successor rule, an "outside director" for purposes of Section 162(m) of the Code and an "independent director" under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms "Administrator" and "Committee" as used in the Plan shall be deemed to refer to the Board and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

        12.2    Duties and Powers of Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

        12.3    Action by the Committee.    Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        12.4    Authority of Administrator.    Subject to the Company's Bylaws, the Committee's Charter and any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

          (a)   Designate Eligible Individuals to receive Awards;

          (b)   Determine the type or types of Awards to be granted to Eligible Individuals;

          (c)   Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

          (d)   Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Holder;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

          (k)   Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section 13.2(d).

        12.5    Decisions Binding.    The Administrator's interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

        12.6    Delegation of Authority.    To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

 ARTICLE 13.

MISCELLANEOUS PROVISIONS

        13.1    Amendment, Suspension or Termination of the Plan.    Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (a) increase the limits imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or any Individual Award Limit, or (b) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section 11.6, or (c) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after December 19, 2023 (the tenth (10th) anniversary of the date on which the Plan was originally adopted by the Board) (the "Expiration Date"). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

        13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

          (a)   In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares of the Company's stock or the share price of the Company's stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan and adjustments of the Individual Award Limits and the Director Limit; (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

          (b)   In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in Applicable Law or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any

  Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

              (i)  To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder's rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder's rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested;

             (ii)  To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

            (iii)  To make adjustments in the number and type of Shares of the Company's stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

            (iv)  To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

             (v)  To provide that the Award cannot vest, be exercised or become payable after such event.

          (c)   In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

              (i)  The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

             (ii)  The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan and adjustments of the Individual Award Limits). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

          (d)   Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

          (e)   In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award upon the Change of Control, each Award which is at the time outstanding under the Plan shall (i) except as provided otherwise in an individual Award or Award Agreement, automatically become, subject to all other terms of the Award or Award Agreement, fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, immediately prior to the specified effective date of such Change in Control, for all of the shares of Common Stock at the time represented by such Award, (ii) the forfeiture or repurchase restrictions applicable to all outstanding Awards shall lapse and shares of Common Stock subject to such Awards shall be released from escrow (or transferred from book entry with the Company's transfer agent, if applicable), and delivered to the Holders of the Awards free of any such restrictions, (iii) all other Awards shall become fully vested and payment thereof shall be accelerated using, if applicable, the then-current Fair Market Value to measure any payment that is based on the value of the Common Stock or using such higher amount as the Administrator may determine to be more reflective of the actual value of such stock.

          (f)    For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

          (g)   The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

          (h)   With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

          (i)    The existence of the Plan, the Program, any Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

          (j)    No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

          (k)   In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

        13.3    Approval of Plan by Stockholders.    The Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Plan.

        13.4    No Stockholders Rights.    Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

        13.5    Paperless Administration.    In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

        13.6    Effect of Plan upon Other Compensation Plans.    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) except as otherwise provided herein, to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

        13.7    Compliance with Laws.    The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Laws (including but not limited to margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Laws. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such Applicable Laws.

        13.8    Titles and Headings, References to Sections of the Code or Exchange Act.    The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

        13.9    Governing Law.    The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Texas without regard to conflicts of laws thereof or of any other jurisdiction.

        13.10    Section 409A.    To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award

Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Original Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Original Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Original Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

        13.11    No Rights to Awards.    No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

        13.12    Unfunded Status of Awards.    The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

        13.13    Indemnification.    To the extent allowable pursuant to Applicable Law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        13.14    Relationship to other Benefits.    No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

        13.15    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

 SIZMEK INC.

2014 INCENTIVE AWARD PLAN

SUB-PLAN FOR ISRAELI HOLDERS

ARTICLE 1.

GENERAL

        1.1   This sub-plan (the "Sub-Plan") shall apply only to Holders who are residents of the state of Israel upon the date of grant of the Award, as defined below in Article 2, or who are deemed Israeli tax residents (collectively, "Israeli Holders"). The provisions specified hereunder shall form an integral part of the Sizmek Inc. 2014 Incentive Award Plan (hereinafter the "Plan").

        1.2   This Sub-Plan is to be read as a continuation of the Plan and modifies Awards granted to Israeli Holders only to the extent necessary to comply with the requirements set by the Israeli law in general, and in particular, with the provisions of the Israeli Income Tax Ordinance [New Version] 1961, as may be amended or replaced from time to time. This Sub-Plan does not add to or modify the Plan in respect of any other category of Holders.

        1.3   The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In the event of any conflict, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

        1.4   Any capitalized term not specifically defined in this Sub-Plan shall be construed according to the interpretation given to it in the Plan.

ARTICLE 2.

DEFINITIONS

        2.1   "102 Award" means any Award granted to an Approved Israeli Holder pursuant to Section 102 of the Ordinance.

        2.2   "Approved Israeli Holder" means an Israeli Holder who is an employee, director or an officer of the Israel resident Affiliate of the Company, excluding any Controlling Share Holder of the Company, provided that the Affiliate is an Israeli resident company or otherwise meets the definition of an Employing Company under Section 102.

        2.3   "Award" solely for the purpose of this Sub-Plan means any Award of Options, Restricted Stock, Restricted Stock Units, Dividend Equivalents, Stock Payments or Stock Appreciation Rights granted by the Company to an Israeli Holder, in accordance with the provisions of the Plan, provided that they are payable only or settled only using Shares.

        2.4   "Capital Gain Award" or "CGA" means a Trustee 102 Award elected and designated by the Company to qualify under the capital gain tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

        2.5   "Controlling Share Holder" shall have the meaning ascribed to it in Section 32(9) of the Ordinance.

        2.6   "ITA" means the Israeli Tax Authority.

        2.7   "Israeli Award Agreement" means the Agreement between the Company and an Israeli Holder that sets out the terms and conditions of an Award.

        2.8   "Non-Trustee 102 Award" means a 102 Award granted pursuant to Section 102(c) of the Ordinance and not held in trust by a Trustee.

        2.9   "Ordinary Income Award" or "OIA" means a Trustee 102 Award elected and designated by the Company to qualify under the ordinary income tax treatment in accordance with the provisions of Section 102(b)(1) of the Ordinance.

        2.10 "Ordinance" means the Israeli Income Tax Ordinance [New Version] 1961 as now in effect or as hereafter amended.

        2.11 "Section 102" means Section 102 of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder as now in effect or as hereafter amended.

        2.12 "Tax" means any applicable tax and other compulsory payments such as social security and health tax contributions under any applicable law.

        2.13 "Trustee" means any person or entity appointed by the Company to serve as a trustee and approved by the ITA, all in accordance with the provisions of Section 102(a) of the Ordinance, as may be replaced from time to time.

        2.14 "Trustee 102 Award" means a 102 Award granted to an Approved Israeli Holder pursuant to Section 102(b) of the Ordinance and held in trust by a Trustee for the benefit of an Approved Israeli Holder.

        2.15 "Unapproved Israeli Holder" means an Israeli Holder who is not an Approved Israeli Holder, including a consultant or a Controlling Share Holder of the Company.

ARTICLE 3.

ISSUANCE OF AWARDS

        3.1   The persons eligible for participation in the Plan as Israeli Holders shall include Approved Israeli Holder s and Unapproved Israeli Holder s, provided, however, that only Approved Israeli Holder s may be granted 102 Awards.

        3.2   The Company may designate Awards granted to Approved Israeli Holders pursuant to Section 102 as Trustee 102 Awards or Non-Trustee 102 Awards.

        3.3   The grant of Trustee 102 Awards shall be made under this Sub-Plan shall not be made until thirty days from the date the Plan has been submitted for approval by the ITA and shall be conditioned upon the approval of the Plan and this Sub-Plan by the ITA.

        3.4   Trustee 102 Awards may either be classified as Capital Gain Awards (CGAs) or Ordinary Income Awards (OIAs).

        3.5   No Trustee 102 Award may be granted under this Sub-Plan to any Approved Israeli Holder, unless and until the Company has filed with the ITA its election regarding the type of Trustee 102 Awards, whether CGAs or OIAs, that will be granted under the Plan and this Sub-Plan (the "Election"). Such Election shall become effective beginning the first date of grant of a Trustee 102 Award under this Sub-Plan and shall remain in effect at least until the end of the year following the year during which the Company first granted Trustee 102 Awards. The Election shall obligate the Company to grant only the type of Trustee 102 Award it has elected, and shall apply to all Israeli Holders who are granted Trustee 102 Awards during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance. The Election shall not prevent the Company from granting Non-Trustee 102 Awards simultaneously.

        3.6   All Trustee 102 Awards must be held in trust by, or subject to the approval of the ITA, under the control or supervision of a Trustee, as described in Article 4 below.

        3.7   The designation of Non-Trustee 102 Awards and Trustee 102 Awards shall be subject to the terms and conditions set forth in Section 102.

        3.8   Awards granted to Unapproved Israeli Holders shall be subject to tax according to the provisions of the Ordinance and shall not be subject to the Trustee arrangement detailed herein.

ARTICLE 4.

TRUSTEE

        4.1   Trustee 102 Awards which shall be granted under this Sub-Plan and/or any Share allocated or issued upon exercise or vesting of a Trustee 102 Award and/or other Shares received following any realization of rights under the Plan, including Dividend Equivalents, shall be allocated or issued to the Trustee or controlled by the Trustee, for the benefit of the Approved Israeli Holders, in accordance with the provisions of Section 102. In the event that the requirements for Trustee 102 Awards are not met, the Trustee 102 Awards may be regarded as Non-Trustee 102 Awards or as Awards which are not subject to Section 102, all in accordance with the provisions of Section 102.

        4.2   With respect to any Trustee 102 Award, subject to the provisions of Section 102, an Approved Israeli Holder shall not sell or release from trust any Share received upon the exercise or vesting of a Trustee 102 Award and/or any Share received following any realization of rights, including, without limitation, stock dividends, under the Plan at least until the lapse of the period of time required under Section 102 or any shorter period of time determined by the ITA (the "Holding Period"). Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 shall apply to and shall be borne by such Approved Israeli Holder.

        4.3   Notwithstanding anything to the contrary, the Trustee shall not release or sell any Shares allocated or issued upon exercise or vesting of a Trustee 102 Award unless the Company, its Israeli Affiliate and the Trustee are satisfied that the full amounts of Tax due have been paid or will be paid.

        4.4   Upon receipt of any Trustee 102 Award, the Approved Israeli Holder will consent to the grant of the Award under Section 102 and undertake to comply with the terms of Section 102 and the trust arrangement between the Company and the Trustee.

ARTICLE 5.

THE AWARDS

        The terms and conditions upon which the Awards shall be issued and exercised or vest, as applicable, shall be specified in the Israeli Award Agreement to be executed pursuant to the Plan and to this Sub-Plan. Each Israeli Award Agreement shall state, inter alia, the number of Shares to which the Award relates, the type of Award granted thereunder (i.e., a CGA, OIA or Non-Trustee 102 Award), and any applicable vesting provisions and exercise price that may be payable.

ARTICLE 6.

EXERCISE AND VESTING OF AWARDS

        Vesting and exercise of Awards granted to Israeli Holders shall be subject to the terms and conditions and, with respect to exercise, the method, as may be determined by the Company (including the provisions of the Plan) and, when applicable, by the Trustee, in accordance with the requirements of Section 102. Notwithstanding Section 3.2 of the Plan, Shares distributed pursuant to a 102 Award may consist only of, in whole or in part, authorized and unissued Common Stock or treasury Common Stock.

 ARTICLE 7.

ASSIGNABILITY, DESIGNATION AND SALE OF AWARDS

        7.1.  Notwithstanding any other provision of the Plan, no Award or any right with respect thereto, or purchasable hereunder, whether fully paid or not, shall be assignable, transferable or given as collateral, or any right with respect to any Award given to any third party whatsoever, and during the lifetime of the Israeli Holder, each and all of such Israeli Holder's rights with respect to an Award shall belong only to the Israeli Holder. Any such action made directly or indirectly, for an immediate or future validation, shall be void.

        7.2   As long as Awards or Shares issued or purchased hereunder are held by the Trustee on behalf of the Israeli Holder, all rights of the Israeli Holder over the Shares cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

        7.3   It is hereby clarified that any transfer executed in accordance with Section 11.3 of the Plan shall constitute a taxable event.

ARTICLE 8.

INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER'S APPROVAL

        8.1.  With regard to Trustee 102 Awards, the provisions of the Plan and/or the Sub-Plan and/or the Israeli Award Agreement shall be subject to the provisions of Section 102 and any approval issued by the ITA and the said provisions shall be deemed an integral part of the Plan, the Sub-Plan and the Israeli Award Agreement.

        8.2.  Any provision of Section 102 and/or said approval issued by the ITA which must be complied with in order to receive and/or to maintain any tax Award pursuant to Section 102, which is not expressly specified in the Plan, the Sub-Plan or the Israeli Award Agreement, shall be considered binding upon the Company, the Israeli Affiliate and the Israeli Holders.

ARTICLE 9.

DIVIDEND

        Subject to the provisions of the Plan, with respect to all Shares allocated or issued upon the exercise or vesting of Awards granted to the Israeli Holder and held by the Israeli Holder or by the Trustee, as the case may be, the Israeli Holder shall be entitled to receive dividends, if any, in accordance with the quantity of such Shares, subject to the provisions of the Company's Certificate of Incorporation (and all amendments thereto) and subject to any applicable taxation on distribution of dividends, and when applicable subject to the provisions of Section 102 and the rules, regulations or orders promulgated thereunder.

ARTICLE 10.

TAX CONSEQUENCES

        10.1 Any tax consequences arising from the grant, exercise, vesting or sale of any Award, from the payment for Shares covered thereby or from any other event or act (of the Company, and/or its Subsidiaries, and the Trustee or the Israeli Holder), hereunder, shall be borne solely by the Israeli Holder. The Company and/or its Affiliates, and/or the Trustee shall withhold Tax according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Israeli Holder agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such Tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such Tax from any payment made to the Israeli Holder.

        10.2 The Company and/or, when applicable, the Trustee shall not be required to release any Award or Share to an Israeli Holder until all required Tax payments have been fully made.

        10.3 With respect to Non-Trustee 102 Awards, if the Israeli Holder ceases to be employed by the Company or any Affiliate, or otherwise if so requested by the Company or the Affiliate, the Israeli Holder shall extend to the Company and/or the Affiliate a security or guarantee for the payment of Tax due at the time of sale of Shares, in accordance with the provisions of Section 102.

ARTICLE 11.

TERM OF PLAN AND SUB-PLAN

        Notwithstanding anything to the contrary in the Plan and in addition thereto, the Company shall obtain all approvals for the adoption of this Sub-Plan or for any amendment to this Sub-Plan as are necessary to comply with any Applicable Law, applicable to Awards granted to Israeli Holders under this Sub-Plan or with the Company's incorporation documents.

ARTICLE 12.

ONE TIME AWARD

        The Awards and underlying Shares are extraordinary, one-time Awards granted to the Holders, and are not and shall not be deemed a salary component for any purpose whatsoever, including in connection with calculating severance compensation under Applicable Law.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. SIZMEK INC. 500 W. 5TH STREET SUITE 900 AUSTIN, TX 78701 ElECTRONIC DElIVERY OF FuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M96248-P69480 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SIZMEK INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. !! ! 1. Election of Directors Nominees: 01) 02) 03) 04) Scott K. Ginsburg Xavier A. Gutierrez John R. Harris Adam Klein 05) 06) 07) Cecil H. Moore Jr. Neil H. Nguyen Stephen E. Recht For Against Abstain The Board of Directors recommends that you vote FOR proposal 2. ! ! ! 2. To approve, by non-binding advisory vote, the Company's executive compensation. The Board of Directors recommends that you vote FOR proposal 3. ! ! ! 3. To ratify the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company's independent registered public accountants for 2015. The Board of Directors recommends that you vote FOR proposal 4. ! ! ! 4. To approve the amendment and restatement of the Company's 2014 Incentive Award Plan. Yes No ! ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M96249-P69480 SIZMEK INC. Four Seasons Hotel Austin 98 San Jacinto Blvd Austin, TX 78701 This proxy is solicited on behalf of the Sizmek Inc. Board of Directors for the Annual Meeting on November 3, 2015 The undersigned hereby appoints Neil Nguyen and/or Kenneth Saunders, proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all of the shares of the undersigned in Sizmek Inc. at the Annual Meeting of Stockholders to be held at the Four Seasons Hotel Austin, 98 San Jacinto Blvd, Austin, TX 78701 at 10:00 a.m. local time on November 3, 2015, and any adjournment(s) or postponement(s) thereof, upon all subjects that may properly come before the Annual Meeting, including that matters described in the proxy statement furnished with the proxy card, subject to any directions indicated on the other side of the proxy card. If no directions are given, the proxies will vote FOR the election of all nominees under proposal 1, FOR proposal 2, FOR proposal 3 and FOR proposal 4. In their discretion, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. Please sign on the other side of the proxy card and return it promptly using the enclosed reply envelope. Continued and to be signed on the reverse side

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VOTING RIGHTS AND SOLICITATION OF PROXIES
PROPOSAL ONE: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR THE BOARD OF DIRECTORS.
PROPOSAL TWO: ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Sizmek Inc. Reconciliation of Net Income (Loss) to Adjusted EBITDA and Free Cash Flow (In thousands)
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTING FEES AND SERVICES
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL FOUR: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 2014 INCENTIVE AWARD PLAN
STOCKHOLDERS' PROPOSALS
OTHER BUSINESS
AVAILABLE INFORMATION
OTHER MATTERS
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
  APPENDIX A
SIZMEK INC. 2014 INCENTIVE AWARD PLAN (As Amended and Restated Effective November 3, 2015)
ARTICLE 1. PURPOSE
ARTICLE 2. DEFINITIONS AND CONSTRUCTION
ARTICLE 3. SHARES SUBJECT TO THE PLAN
ARTICLE 4. GRANTING OF AWARDS
ARTICLE 5. PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION.
ARTICLE 6. OPTIONS
ARTICLE 7. RESTRICTED STOCK
ARTICLE 8. RESTRICTED STOCK UNITS
ARTICLE 9. PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS
ARTICLE 10. STOCK APPRECIATION RIGHTS
ARTICLE 11. ADDITIONAL TERMS OF AWARDS
ARTICLE 12. ADMINISTRATION
ARTICLE 13. MISCELLANEOUS PROVISIONS
SIZMEK INC. 2014 INCENTIVE AWARD PLAN SUB-PLAN FOR ISRAELI HOLDERS
ARTICLE 1. GENERAL
ARTICLE 2. DEFINITIONS
ARTICLE 3. ISSUANCE OF AWARDS
ARTICLE 4. TRUSTEE
ARTICLE 5. THE AWARDS
ARTICLE 6. EXERCISE AND VESTING OF AWARDS
ARTICLE 7. ASSIGNABILITY, DESIGNATION AND SALE OF AWARDS
ARTICLE 8. INTEGRATION OF SECTION 102 AND TAX ASSESSING OFFICER'S APPROVAL
ARTICLE 9. DIVIDEND
ARTICLE 10. TAX CONSEQUENCES
ARTICLE 11. TERM OF PLAN AND SUB-PLAN
ARTICLE 12. ONE TIME AWARD